Exhibit 10.1 EXECUTION VERSION 773006414 01917304 AMENDMENT NO. 25 Dated as of October 18, 2024 to RECEIVABLES PURCHASE AGREEMENT Dated as of November 30, 2001 This AMENDMENT NO. 25 (this “Amendment”) dated as of October 18, 2024 is entered into among ENERGY SERVICES FUNDING CORPORATION, a Delaware corporation, as the seller (the “Seller”), UGI ENERGY SERVICES, LLC (as successor to UGI Energy Services, Inc.), a Pennsylvania limited liability company (“UGI”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), PNC BANK, NATIONAL ASSOCIATION, a national banking association (“PNC”), as issuer (together with its successors and permitted assigns, the “Issuer”) and as administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”) and PNC CAPITAL MARKETS LLC (“PNCM”), a Pennsylvania limited liability company, as structuring agent (the “Structuring Agent”). RECITALS WHEREAS, the parties hereto (other than the Structuring Agent) have previously entered into that certain Receivables Purchase Agreement, dated as of November 30, 2001 (as amended, supplemented or otherwise modified from time to time, the “Agreement”); WHEREAS, the parties hereto wish to amend the Agreement as set forth herein; and WHEREAS, concurrently herewith, the Seller, Servicer, PNC and the Structuring Agent are entering into a Nineteenth Amended and Restated Fee Letter (the “Fee Letter”). NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein and in the Agreement, the parties hereto agree as follows: SECTION 1. Definitions. All capitalized terms used but not otherwise defined herein are used herein as defined in the Agreement. SECTION 2. Joinder of Structuring Agent. (a) Joinder. Effective as of the date hereof, PNCM shall become a party to the Agreement in the capacity of the Structuring Agent, and PNCM assumes all related rights, interests, duties and obligations of the Structuring Agent and agrees to be bound by all of the terms and provisions applicable to the Structuring Agent contained in the Agreement. (b) Consents. Each of the parties hereto hereby acknowledge and consent to the joinder of the Structuring Agent as a party to the Agreement, and any other applicable conditions precedent thereto under the Agreement or any other Transaction Documents (other than as set forth herein) are hereby waived.

773006414 01917304 2 SECTION 3. Amendments to the Agreement. The Agreement is hereby amended to incorporate the changes shown on the marked pages to the Agreement attached hereto as Exhibit A. SECTION 4. Certain Representations, Warranties and Covenants. Each of the Seller, UGI and the Servicer, as to itself, hereby represents and warrants that: (a) the representations and warranties of such Person contained in Exhibit III to the Agreement (as amended hereby) are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date); (b) the execution and delivery by such Person of this Amendment, and the performance of its obligations under this Amendment and the Agreement (as amended hereby) are within its organizational powers and have been duly authorized by all necessary organizational action on its part, and this Amendment and the Agreement (as amended hereby) are its valid and legally binding obligations, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally; and (c) no Termination Event or Unmatured Termination Event has occurred, is continuing, or would occur as a result of this Amendment. SECTION 5. Effectiveness. This Amendment shall become effective as of the date hereof provided that the Administrator shall have received: (a) counterparts to this Amendment executed by each of the parties hereto; (b) counterparts to the Fee Letter duly executed by each of the parties thereto; (c) confirmation that the “Upfront Fee” (as defined in and owing under the Fee Letter) has been paid in full; and (d) such other documents, agreements, certificates, instruments, opinions and secretary’s certificates listed on Annex A hereto or as the Administrator reasonably request prior to the date hereof SECTION 6. References to Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Agreement as amended hereby, and each reference to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be a reference to the Agreement as amended hereby. SECTION 7. Effect on the Agreement. Except as specifically amended above, the Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

773006414 01917304 3 SECTION 8. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein. SECTION 9. Governing Law. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). SECTION 10. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. SECTION 11. Headings. The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof. SECTION 12. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof. SECTION 13. Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction. [Signature Pages Follow]

Exhibit A Amendment No. 25 to Receivables Purchase Agreement (UGI) 773006414 01917304 EXHIBIT A Amendments to the Agreement (Attached)

CONFORMED COPY CONFORMEDEXHIBIT A TO TWENTY-FOURTHTWENTY-FIFTH AMENDMENT, DATED OCTOBER 2018, 20232024 773007378 01917304 RECEIVABLES PURCHASE AGREEMENT dated as of November 30, 2001 among ENERGY SERVICES FUNDING CORPORATION UGI ENERGY SERVICES, LLC and PNC BANK, NATIONAL ASSOCIATION and PNC CAPITAL MARKETS LLC

This RECEIVABLES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of November 30, 2001, among ENERGY SERVICES FUNDING CORPORATION, a Delaware corporation, as seller (the “Seller”), UGI ENERGY SERVICES, LLC (as successor to UGI Energy Services, Inc.), a Pennsylvania limited liability company (“UGI”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”) and, PNC BANK, NATIONAL ASSOCIATION, a national banking association (“PNC”), as issuer (together with its successors and permitted assigns, the “Issuer”) and as administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”) and PNC CAPITAL MARKETS LLC, a Pennsylvania limited liability company, as Structuring Agent (the “Structuring Agent”). PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I. References in the Exhibits hereto to the “Agreement” refer to this Agreement. The Seller desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, and the Issuer desires to acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments that are made by the Issuer. In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows: ARTICLE I. AMOUNTS AND TERMS OF THE PURCHASES Section 1.1 Purchase Facility. (a) On the terms and conditions hereinafter set forth, the Issuer hereby agrees to purchase, and make reinvestments of, undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from December 4, 2001 to the Facility Termination Date. Under no circumstances shall the Issuer make any such purchase or reinvestment if, after giving effect to such purchase or reinvestment, the aggregate outstanding Capital of the Purchased Interest would exceed the Purchase Limit. (b) The Seller may, upon at least 60 days’ written notice to the Administrator, terminate the Purchase Facility provided in this Section in whole or, upon at least 30 days’ written notice to the Administrator, from time to time, irrevocably reduce in part the unused portion of the Purchase Limit; provided, that, so long as the Credit Agreement is in effect, the Seller’s right to terminate the Purchase Facility in whole pursuant to this Section 1.1(b) is conditioned upon the Seller exercising its option to repurchase in full (but not in part) the Purchased Interest in accordance with the terms of Section 5.14; provided, further, that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof, and that, unless terminated in whole, the Purchase Limit shall in no event be reduced below $20,000,000. (c) Provided that no Termination Event or Unmatured Termination Event has occurred and is continuing, the Seller may advise the Administrator and the Issuer in writing of its desire 773007378 01917304

2 773007378 01917304 to modify the Commitment of the Issuer during any Seasonal Period or Non-Seasonal Period, as applicable, and the desired effective date thereof (such desired date, the “Seasonal Commitment Change Date”) by delivering a Seasonal Commitment Change Request in the form attached hereto as Annex D to the Administrator and the Issuer, provided that (i) such request is delivered not less than ten (10) Business Days (or such shorter period of time consented to in writing by the Administrator) prior to the requested Seasonal Commitment Change Date and (ii) the Commitment for the Issuer (x) for the Seasonal Period does not exceed $200,000,000 or (y) for the Non-Seasonal Period exceed $125,000,000. In the event that the Issuer is agreeable to such modification with respect to a Seasonal Commitment Change Request (it being understood that the Administrator and the Issuer may accept or decline such a request in their sole discretion and on such terms as they may elect), the Seller and Servicer shall enter into or provide such documents, officer’s certificates or opinions as the Administrator and the Issuer may deem necessary or appropriate to effect such Seasonal Commitment Change Request, and all reasonable out-of-pocket costs and expenses incurred by the Administrator and the Issuer in connection therewith (including Attorney Costs) shall be paid by the Seller. Upon receipt of the documents, officer’s certificates or opinions requested above, in form and substance satisfactory to the Administrator and the Issuer, the Issuer shall countersign such Seasonal Commitment Change Request, and the Commitment of the Issuer shall be adjusted to the amount set forth in such Seasonal Commitment Change Request effective upon the Seasonal Commitment Change Date; provided, however, that if the Issuer fails to so return a countersigned signature page within ten (10) Business Days of receipt of such request, then the Issuer shall be deemed to have declined such modification. Section 1.2 Making Purchases. (a) Each purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder shall be made upon the Seller’s irrevocable written notice in the form of Annex B (the “Purchase Notice”) delivered to the Administrator in accordance with Section 5.2 (which notice must be received by the Administrator before 11:00 a.m., New York City time) at least “(x) one Business Day before the requested purchase date in the case of a purchase of less than $50,000,000 and (y) two Business Days before the requested purchase date in the case of a purchase of at least $50,000,000, which notice in each case shall specify: (A) the amount requested to be paid to the Seller (such amount, which shall not be less than $1,000,000 and shall be in integral multiples of $100,000, being the Capital relating to the undivided percentage ownership interest then being purchased), (B) the date of such purchase (which shall be a Business Day), and (C) the pro forma calculation of the Purchased Interest after giving effect to the increase in Capital. (b) On the date of each purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder, the Issuer shall, upon satisfaction of the applicable conditions set forth in Exhibit II, make available to the Seller in same day funds, at Mellon Bank, Pittsburgh, Pennsylvania, account number [******], ABA# [******], an amount equal to the Capital relating to the undivided percentage ownership interest then being purchased as set forth in the applicable Purchase Notice. (c) Effective on the date of each purchase pursuant to this Section and each reinvestment pursuant to Section 1.4, the Seller hereby sells and assigns to the Issuer an undivided percentage ownership interest in: (i) each Pool Receivable then existing, (ii) all Related Security with

5 773007378 01917304 (d) Upon receipt of funds deposited into the Administration Account pursuant to clause (c), the Administrator shall cause such funds to be distributed as follows: (i) if such distribution occurs on a day that is not a Termination Day and the Purchased Interest does not exceed 100%, first to the Issuer in payment in full of all accrued Discount and fees (other than Servicing Fees) with respect to each Portion of Capital, and second, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to clause (b)(i) and has not retained such amounts pursuant to clause (c), to the Servicer (payable in arrears on each Settlement Date) in payment in full of the Issuer’s Share of accrued Servicing Fees so set aside, and (ii) if such distribution occurs on a Termination Day or on a day when the Purchased Interest exceeds 100%, first to the Issuer in payment in full of all accrued Discount with respect to each Portion of Capital, second to the Issuer in payment in full of Capital (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%), third, to the Servicer in payment in full of all accrued Servicing Fees, and fourth, if the Capital and accrued Discount with respect to each Portion of Capital have been reduced to zero, and all accrued Servicing Fees payable to the Servicer have been paid in full, to the Issuer, the Administrator and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller hereunder. After the Capital, Discount, fees payable pursuant to the Fee Letter and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller and the Servicer to the Issuer, the Administrator or any other Indemnified Party or Affected Person hereunder, have been paid in full, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account. (e) For the purposes of this Section 1.4: (i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, discount or other adjustment made by the Seller or any Affiliate of the Seller, or any setoff or dispute between the Seller or any Affiliate of the Seller and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment; (ii) if on any day any of the representations or warranties in Section 1(g) or (n) of Exhibit III, or Section 2, 3 or 4 of Exhibit VI is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full; (iii) except as provided in clause (i) or (ii), or as otherwise required by applicable lawLaw or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of

6 773007378 01917304 such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables; and (iv) if and to the extent the Administrator or the Issuer shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by the Administrator or the Issuer but rather to have been retained by the Seller and, accordingly, the Administrator or the Issuer, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof. (f) If at any time, the Seller shall wish to cause the reduction of the Capital (but not to commence the liquidation, or reduction to zero, of the entire Capital of the Purchased Interest), the Seller may do so as follows: (i) the Seller shall give the Administrator and the Servicer written notice in the form of Annex C (A) at least one Business Day prior to the date of such reduction for any reduction of Capital less than or equal to $20,000,000; (B) at least two Business Days prior to the date of such reduction for any reduction of Capital greater than $20,000,000 and less than or equal to $50,000,000; and (C) at least three Business Days prior to the date of such reduction for any reduction of Capital greater than $50,000,000, in each case such notice shall have been received by 3:00 p.m. New York City time on such date and shall include the amount of such proposed reduction and the proposed date on which such reduction will commence; (ii) on the proposed date of the commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction; and (iii) the Servicer shall hold such Collections in trust for the Issuer, for payment to the Administrator on (1) solely with respect to any reduction described in subsections (f)(i)(B) or (f)(i)(C) the next Weekly Settlement Date, or (2) with respect to any reduction described in subsection (f)(i)(A), such other date with at least one (1) Business Day prior written notice to the Administrator of such payment, and the Capital shall be deemed reduced in the amount to be paid to the Administrator only when in fact finally so paid; provided, that the amount of any such reduction shall be not less than $1,000,000 and shall be an integral multiple of $100,000. Section 1.5 Yield and Fees. (a) . TheFees. On each Settlement Date, the Seller shall, in accordance with the terms and priorities for payment set forth in Section 1.4 pay to the Administrator, the Issuer and the Structuring Agent certain fees (collectively, the “Fees”) in the amounts and on the dates set forth in athe fee letter, dated the date hereof agreements from time to time entered into, among UGI, the Seller and, the Issuer, the Administrator (as suchand the Structuring Agent (each such fee

7 773007378 01917304 letter agreement may be amended, supplemented or otherwise modified from time to time,is collectively referred to herein as the “Fee Letter”). All computations of Discount, Fees and other amounts hereunder shall be made on the basis of a year of 360 days (or, in the case of amounts determined by reference to the Base Rate, 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed. (b) Discount and Fees. The Capital of the Issuer shall accrue interest on each day when such Capital remains outstanding at the then-applicable Yield Rate for such Capital. The Seller shall pay all Discount and Fees accrued during each Settlement Period on the first Settlement Date occurring after the end of such Settlement Period in accordance with the terms and priorities for payment set forth in Section 1.4. For the avoidance of doubt, Discount accrued during each Settlement Period shall be due and payable on the first Settlement Date after such Settlement Period without regard to the availability of Collections for payment thereof. (c) Highest Lawful Rate. If at any time the designated rate of interest (including the Yield Rate for such purpose) applicable to any Issuer’s Capital exceeds such Issuer’s highest lawful rate, the rate of interest (including the Yield Rate for such purpose) on such Issuer’s Capital shall be limited to such Issuer’s highest lawful rate. (d) Selection of Term SOFR Rate; Rate Quotations. (i) So long as no Termination Event is continuing, the Seller may, by written notice to the Administrator, elect for all or any portion of the Aggregate Capital to accrue Discount by reference to the Term SOFR Rate (rather than Daily 1M SOFR) during any Settlement Period; provided, however, that no such election shall be made for any Settlement Period that does not commence on a Settlement Date or for less than a full Settlement Period. Any such notice must specify the amount of the Aggregate Capital subject of such election and must be delivered not later than three (3) Business Days prior to the first day of the affected Settlement Period. Notwithstanding the foregoing, (x) the Seller shall not make such an election if, as a result thereof, more than five (5) Capital Tranches would exist and (y) each Capital Tranche accruing interest by reference to the Term SOFR Rate shall be not be less than $5,000,000 and shall be an integral multiple of $1,000,000. For the avoidance of doubt, in the event of any conflict between the Seller’s election pursuant to this clause (i) and rate of interest applied pursuant to the definition of “Yield Rate,” the definition of “Yield Rate” shall control. (ii) The Seller may call the Administrator on or before the date on which a Purchase Notice is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrator nor affect the rate of interest which thereafter is actually in effect when the election is made. (e) Discount After Default. To the extent permitted by Law, upon the occurrence of a Termination Event and until such time such Termination Event shall have been cured or waived, at the discretion of the Administrator or upon written demand by the Issuer to the Administrator:

8 773007378 01917304 (i) Yield Rate. The Yield Rate applicable to any Capital shall be increased by 2.50% per annum; (ii) Other Obligations. Each other obligation (other than payments in respect of the Company Notes) of any Seller-Related Party hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the Base Rate plus an additional 2.50% per annum from the time such obligation becomes due and payable until the time such obligation is paid in full; and (iii) Acknowledgment. The Seller acknowledges that the increase in rates referred to in this Section 1.5(e) reflects, among other things, the fact that such Capital or other amounts have become a substantially greater risk given their default status and that the Issuer is entitled to additional compensation for such risk; and all such interest or discount shall be payable upon demand by Administrator or (if earlier) on the first Settlement Date occurring after such interest or discount accrues. Section 1.6 Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than noon (New York City time) on the day when due in same day funds to the Administration Account. All amounts received after noon (New York City time) will be deemed to have been received on the next Business Day. (b) The Seller or the Servicer, as the case may be, shall, to the extent permitted by applicable law, pay interest on any amount not paid or deposited by the Seller or the Servicer, as the case may be, when due hereunder, at an interest rate equal to 3.002.50% per annum above the Base Rate, payable on demand. (c) All computations of interest under clause (b) and all computations of Discount, fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount or other amounts calculated by reference to the Base Rate) days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit. Section 1.7 Increased Costs. (a) If the Administrator, the Issuer or any of their respective Affiliates (each an “Affected Person”) reasonably determines that the existence of or compliance with: (i) any law or regulation or any change therein or in the interpretation or application thereof by a Governmental Authority, in each case adopted, issued or occurring after the date hereof, or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement, affects or would affect the amount of capital required or expected to be maintained by such Affected Person, and such Affected Person reasonably determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of (or otherwise to maintain the investment in) Pool Receivables related to this Agreement or any related liquidity facility, credit enhancement facility and other commitments of the same type related to this Agreement, then, upon demand by such Affected Person (with a copy to the

9 773007378 01917304 Administrator), the Seller shall promptly pay to the Administrator, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error. (b) If, due to either: (i) the introduction of or any change in or in the interpretation of any law or regulation by any Governmental Authority occurring after the date hereof or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of, the Purchased Interest in respect of which Discount is computed by reference to the BSBY RateSOFR, then, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs; provided that upon the occurrence of any Change in Law imposing a reserve percentage on any interest rate based on SOFR, the Administrator, in its reasonable discretion, may modify the calculation of each such SOFR-based discount or interest rate to add (or otherwise account for) such reserve percentage. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error. (c) If such increased costs affect the related Affected Person’s portfolio of financing transactions, such Affected Person shall use reasonable averaging and attribution methods to allocate such increased costs to the transactions contemplated by this Agreement. (d) The Administrator will make reasonable efforts to cause the interest of any Affected Party (other than the Issuer or its domestic Affiliates) that makes a claim under this Section 1.7 to be transferred to a party that is not subject to increased costs under this Section 1.7; provided that neither the Administrator nor any of its Affiliates shall be required hereunder to itself accept such transferred interest. (e) Notwithstanding any language in this Section 1.7 to the contrary, nothing in this Section 1.7 shall be construed as requiring the Seller to make any payments attributable to or in respect of any tax of any kind whatsoever imposed upon or required to be withheld or deducted from payments to any Affected Person. Section 1.8 Requirements of Law. If any Affected Person reasonably determines that the existence of or compliance with: (a) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or (b) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement: (i) does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the Purchased Interest or in the amount of

10 773007378 01917304 Capital relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding taxes imposed on the overall or branch pre-tax net income of such Affected Person, and franchise taxes imposed on such Affected Person by the jurisdiction under the laws of which such Affected Person is organized or otherwise is considered doing business (unless the Affected Person would not be considered doing business in such jurisdiction, but for having entered into, or engaged in the transactions in connection with, this Agreement or any other Transaction Document) or a political subdivision thereof, (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person that are not otherwise included in the determination of the BSBYTerm SOFR Rate or the Base Rate hereunder, or (iii) does or shall impose on such Affected Person any other condition, and the result of any of the foregoing is: (A) to increase the cost to such Affected Person of acting as Administrator, or of agreeing to purchase or purchasing or maintaining the ownership of undivided percentage ownership interests with regard to the Purchased Interest (or interests therein) or any Portion of Capital, or (B) to reduce any amount receivable hereunder (whether directly or indirectly), then, in any such case, without duplication to any amounts paid or payable pursuant to Section 1.7 or Section 3.1 upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable. All such amounts shall be payable as incurred. A certificate from such Affected Person to the Seller and the Administrator certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs or reduced amount receivable shall be conclusive and binding for all purposes, absent manifest error; provided, however, that no Affected Person shall be required to disclose any confidential or tax planning information in any such certificate. Section 1.9 BSBY Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting. . (a) Unascertainable; Increased Costs. If, on or prior to the first day of any Settlement Periodat any time: (i) the Administrator shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) the BSBY Screen RateTerm SOFR Rate or Daily 1M SOFR, as applicable, cannot be determined because it is not available or published on a current basis; (y) adequate and reasonable means do not exist for ascertaining one Month interest or Settlement Periods with respect to any existing or proposed BSBY Tranche; or (z) a fundamental change has occurred with respect to the BSBY Rate, the BSBY Screen Rate or the Daily BSBY Floating Rate (including, without

11 773007378 01917304 limitation, changes in national or international financial, political or economic conditions); andpursuant to the definition thereof; or (ii) anythe Issuer determines that for any reason that the BSBY Rate or the Daily BSBY Floating Rate for any requested Settlement Period, as applicable,Daily 1M SOFR or the Term SOFR Rate does not adequately and fairly reflect the cost to the Issuer of funding such, establishing or maintaining the Issuer’s Capital during the applicable Settlement Period or that Daily 1M SOFR does not adequately and fairly reflect the cost to the Issuer of funding, establishing or maintaining the Issuer’s Capital, and such Issuers havethe Issuer has provided notice of such determination to the Administrator; then the Administrator shall have the rights specified in Section 1.9(c). (b) (b) Illegality. If at any time any Issuerthe Issuers shall have determined or any Governmental Authority shall have asserted that the making, maintenance or funding of any Portion of Capital (or a purchase thereof) accruing Discountinterest by reference to Daily 1M SOFR or the BSBYTerm SOFR Rate or the Daily BSBY Floating Rate, as applicable,determination or charging of discount or interest by reference to Daily 1M SOFR or the Term SOFR Rate has been made impracticable or unlawful, by compliance by suchthe Issuer in good faith with any Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of Law), then the Administrator shall have the rights specified in Section 1.9(c). (c) (c) Administrator’s and Issuer’s Rights. In the case of any event specified in Section 1.9(a) above, the Administrator shall promptly so notify the Issuers and the Seller thereof, and in the case of an event specified in Section 1.9(b) above, such Issuerthe Issuers shall promptly so notify the Administrator and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrator shall promptly send copies of such notice and certificate to the other Issuers and the Seller. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Issuers, in the case of such notice given by the Administrator, or (ii) such Issuer, in the case of such notice given by such Issuer, to allow the Seller to select, convert to or, renew or continue any Capital (or Portion of Capital) accruing discountDiscount by reference to the Daily BSBY Floating Rate1M SOFR or the BSBYTerm SOFR Rate, as applicable, shall be suspended (to the extent of the affected AlternateYield Rate or the applicable Settlement PeriodsPeriod) until the Administrator shall have later notified the Seller, or such Issuer shall have later notified the Administrator, of the Administrator’s or such Issuer’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any timeUpon a determination by the Administrator makes a determination under Section 1.9(a), (A) if the Seller has previously delivered a Purchase Notice for an affected purchase that has not yet been made, such Purchase Notice shall be deemed to request a purchase of Capital funded at the Base Rate andCapital, (B) any outstanding affected Capital accruing Discount by reference to Daily 1M SOFR shall automatically be converted into Base Rate Capital and (C) any outstanding affected Capital accruing Discount by reference to the Term

12 773007378 01917304 SOFR Rate shall be deemed to have been converted into Capital (or a Portion of Capital) accruing Discount at the Base Rate Capital at the end of the applicable Settlement Period. If the Issuer notifies the Administrator of a determination under Section 1.9(b) above, the Seller shall, subject to the Seller’s indemnification obligations under Section 3.1, as to any Capital of the Issuer to which Daily 1M SOFR or the Term SOFR Rate applies, on the date specified in such notice either convert such Capital to Base Rate Capital or prepay such Capital. Absent due notice from the Seller of conversion or prepayment, such Capital shall automatically be converted to Base Rate Capital upon such specified date. Section 1.10 (d) Benchmark Replacement Setting. (a) (i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (xA) if a Benchmark Replacement is determined in accordance with clause (1) orof the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent (subject to clause (y) below) of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” or clause (2) of the definition of “Benchmark Replacement Adjustment” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. Eastern Time(New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Issuers without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrator has not received, by such time, written notice of objection to such Benchmark Replacement from the Issuers comprising the Majority Issuers. (b) (ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrator will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

13 773007378 01917304 (c) (iii) Notices; Standards for Decisions and Determinations. The Administrator will promptly notify the Seller and the Issuers of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption, or implementation of a Benchmark Replacement. The Administrator will notify the Seller of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4.06paragraph (div) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrator or, if applicable, any Issuer (or group of Issuers) pursuant to this Section 1.101.9(cd), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document except, in each case, as expressly required pursuant to this Section 1.101.9(d). (d) (iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (iA) if the then-current Benchmark is a term rate or based on a term rate and either (AI) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrator in its reasonable discretion, or (BII) the administrator of such Benchmark or Governmental Authority having jurisdiction over such administrator with respect to its publication of such Benchmark or Governmental Authority having jurisdiction over the Administrator, in each case acting in such capacity, has provided a public statement or publication of information identifying a specific date after which any tenor shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or (C)regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information (including a “Technical Note” published on the BSBY Website) announcing that a BSBY Final Step Event has occurred with respect to any tenor for such Benchmark is not or will not be representative, then the Administrator may modify the definition of “Settlement Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such impactedunavailable or non-representative tenor; and (iiB) if a tenor that was removed pursuant to clause (iA) above either (AI) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (BII) is not (, or is no longer), subject to an announcement described in clause (i)(B) or clause (i)(C) abovethat it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrator may modify the definition of “Settlement Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (e) (v) Benchmark Unavailability Period. Upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to Daily 1M SOFR or the Term SOFR Rate, the Seller may revoke any pending request for a purchase accruing Discount based on the Daily BSBY Floating Rate or the BSBY

14 773007378 01917304 Rate,such rate or conversion to or continuation of Capital (or Portion of Capital) accruing Discount based on the Daily BSBY Floating Rate or the BSBY Ratesuch rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Seller will be deemed to have converted any such request into a request for a Capital (or a Portion of Capital) accruing Discount at the Base Rate Capital or conversion to Base Rate Capital. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon suchthe then-current Benchmark or thesuch tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. (f) [Reserved]. (g) This Section 1.10 of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the BSBY Screen Rate is no longer available or in certain other circumstances. The Administrator does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the “BSBY Screen Rate,” or with respect to any alternative or successor rate thereto, or replacement rate therefor, other than accurately ascertaining and applying the BSBY Screen Rate as and when required hereunder and if Bloomberg makes such rate available through its customary channels. (h) (vi) Definitions. As used in this Section 1.101.9(d): “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is (a term rate or is based on) is Daily 1M SOFR, one month, and (b) is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the Term SOFR Rate applicable to any Capital or the length of ana yield or interest or Discount period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Settlement Period” pursuant to clause (iv) of this Section 4.061.9(d). For the avoidance of doubt, the Available Tenor for the Daily BSBY Floating Rate is one Month. “Benchmark” means, initially, the BSBY ScreenSOFR, Daily 1M SOFR and the Term SOFR Rate; provided that if a Benchmark Transition Event has occurred with respect to the BSBY Screen Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

15 773007378 01917304 “Benchmark Replacement” means, for any Available Tenorwith respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrator for the applicable Benchmark Replacement Date: (1) (1) the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment; (21) the sum of: (A) Daily Simple SOFR and (B) the related Benchmark ReplacementSOFR Adjustment; and (32) the sum of (A) the alternate benchmark rate and (B) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrator and the Seller as the replacement for such Available Tenor of such Benchmark, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate and an adjustment as a replacement forto the then-current Benchmark, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; provided, that any such Benchmark Replacement shall be administratively feasible as determined by the Administrator in its sole discretion. Ifif the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrator in its sole discretion. “Benchmark Replacement Adjustment” means, for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor for any setting of such, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrator and the Seller, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement, the first alternative set forth in the order below that can be determined by the Administrator: by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable

16 773007378 01917304 Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time. (1) an adjustment (which may be a positive or negative value or zero) equal to the BSBY Long-Term Spread Adjustment for such Corresponding Tenor as of the Reference Time such Benchmark Replacement is first set and is displayed on a screen or other information service that publishes such adjustment from time to time as selected by the Administrator in its reasonable discretion; and (2) an adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrator and the Seller as the replacement for such Available Tenor giving due consideration to any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time; provided that, if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with this Section 1.10 will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement. “Benchmark Replacement Date” means a date and time determined by the Administrator, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof), or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer available, permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall cease; or (2) in the case of clause (23) of the definition of “Benchmark Transition Event,” athe date and time determined by the Administrator as administratively feasible in its reasonable discretion and no later than 90 days following, which date shall promptly follow the date of the public statement or publication of information referenced therein.;

17 773007378 01917304 For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clausesclause (1) andor (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark available hereunder (or the published component used in the calculation thereof). “Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or based on a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (12) a public statement or publication of information by or on behalf of (A)a Governmental Authority having jurisdiction over the Administrator, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), (B) a Governmental Authority havingthe Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over suchthe administrator with respect to its publicationfor such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark, or (C) a Governmental Authority having jurisdiction over the Administrator, in each case acting in such capacity, identifying a specific date after which (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or based on a term rate, all Available Tenors of such Benchmark, (or such component thereof) (i) shall or will no longer be made available or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or (ii) shall or will otherwise ceasepermanently or indefinitely, provided that, at the time of any such statement or publication to the extent related solely to unavailability or cessation of such Benchmark, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if

18 773007378 01917304 such Benchmark is a term rate or based on a term rate, any Available Tenor of such Benchmark (or such component thereof); or (23) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (including a “Technical Note” published on the BSBY Website) that a BSBY Final Step Event has occurred foror the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Administrator announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate or based on a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, if such Benchmark is a term rate or a rate based on a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means, so long as a Benchmark Transition Event has occurred, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 1.101.9(d) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 1.101.9(d). “BSBY Final Step Event” means, for any Available Tenor, either (i) the twentieth (20th) consecutive U.S. Government Securities Business Day or (ii) the thirtieth (30th) U.S. Government Securities Business Day within a rolling ninety (90)-day period, on which the BSBY Screen Rate is calculated in accordance with “Level 6” (or any successor final step) of the “Alternative Calculation Waterfall” defined or set forth in the BSBY Screen Rate’s index methodology and rulebook, as published on the BSBY Website. “BSBY Long-Term Spread Adjustment” means the most recently dated “BSBY SOFR 5Y Spread Adjustment” published on the BSBY Website. “BSBY Website” means the “Bloomberg Short-Term Bank Yield Index” website at https://www.bloomberg.com/professional/product/ indices/bsby/ (or any successor website). “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor, provided that, (i) if any Available Tenor does not correspond to a tenor applicable to the Unadjusted Benchmark Replacement, the closest corresponding tenor of the Unadjusted Benchmark Replacement shall be applied, and (ii) if applicable, if a tenor of the Unadjusted Benchmark Replacement

19 773007378 01917304 corresponds equally to two tenors of the then-current Benchmark, the corresponding tenor of the shorter duration shall be applied. “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrator in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrator decides that any such convention is not administratively feasible for the Administrator, then the Administrator may establish another convention in its reasonable discretion. “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Daily 1M SOFR or the BSBYTerm SOFR Rate, as applicable, or, if no floor is specified, zero. “Reference Time” means, with respect to any setting of the then-current Benchmark, the time determined by the Administrator in its reasonable discretion. “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto. “SOFR” means, a rate equal to the secured overnight financing rate as published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time. “Term SOFR” means, for the applicable Corresponding Tenor, the forward-looking term rate based on SOFR administered by CME Group Benchmark Administration Limited (or a successor administrator selected by the Administrator in its reasonable discretion). “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. Section 1.10 SOFR Notification. Section 1.9 of this Agreement provides a mechanism for determining an alternative rate of interest in the event that Daily 1M SOFR or Term SOFR, as applicable, are no longer available or in certain other circumstances. The Administrator does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to Daily 1M SOFR, Term SOFR or with respect to any alternative or successor rate thereto, or replacement rate therefor. Section 1.11 Indemnity for Funding Losses. In addition to the compensation or payments required by Section 1.7, the Seller shall indemnify each Issuer against all liabilities, losses or

20 773007378 01917304 expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain any Capital (or Portion of Capital), from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Issuer sustains or incurs as a consequence of any: (a) payment, prepayment, conversion or renewal of any purchase to which the BSBYTerm SOFR Rate applies on a day other than a Settlement Date, whether or not any such payment or prepayment is mandatory, voluntary, or automatic and whether or not any such payment or prepayment is then due; or (b) attempt by the Seller to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Purchase Notice or failure by the Seller (for a reason other than the failure of such Issuer to make a purchase) to prepay, borrow, continue or convert any Capital (or Portion of Capital) on the date or in the amount notified by the Seller. If any Issuer sustains or incurs any such loss or expense, it shall from time to time notify the Seller of the amount determined in good faith by such Issuer (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Issuer shall deem reasonable) to be necessary to indemnify such Issuer for such loss or expense. Such notice shall specify in reasonable detail the basis for such determination. Such amount shall be due and payable by the Seller to such Purchaser on the first Settlement Date occurring after such notice is given. ARTICLE II. REPRESENTATIONS AND WARRANTIES; COVENANTS; TERMINATION EVENTS Section 2.1 Representations and Warranties; Covenants. Each of the Seller, UGI and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it set forth in Exhibits III, IV and VI, respectively. Section 2.2 Termination Events. If any of the Termination Events set forth in Exhibit V shall occur, the Administrator may, by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (f) of Exhibit V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Issuer and the Administrator shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the New York UCC and under other applicable law, which rights and remedies shall be cumulative. ARTICLE III. INDEMNIFICATION Section 3.1 Indemnities by the Seller. Without limiting any other rights that the Administrator, the Issuer or any of their respective Affiliates, employees, officers, directors,

23 773007378 01917304 party, (f) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables, in or purporting to be in the Receivables Pool and any other Pool Assets, whether at the time of any purchase or reinvestment or at any subsequent time, or (g) any commingling by the Servicer of Collections at any time with other funds. Section 3.3 Notice of Claims. Promptly after the receipt by an Indemnified Party of a notice of the commencement of any action, suit, proceeding, investigation or claim against such Indemnified Party as to which it proposes to demand indemnification from the Seller or Servicer (each, as applicable, an “Indemnifying Party”) pursuant to Section 3.1 or 3.2, as applicable, such Indemnified Party shall notify the applicable Indemnifying Party in writing of the commencement thereof; provided that the failure so to notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which such Indemnifying Party may have to such Indemnified Party pursuant to Section 3.1 or 3.2 unless to the extent that such failure results in the forfeiture by any such Indemnifying Party of substantive rights or defenses. ARTICLE IV. ADMINISTRATION AND COLLECTIONS Section 4.1 Appointment of the Servicer. (a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section. Until and unless the Administrator gives notice to UGI upon the occurrence of a Termination Event (in accordance with this Section) of the designation of a new Servicer, UGI is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Administrator may designate as Servicer any Person (including itself) to succeed UGI or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof. (b) Upon the designation of a successor Servicer as set forth in clause (a), UGI agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator determines will facilitate the transition of the performance of such activities to the new Servicer, and UGI shall cooperate with and assist such new Servicer. Such cooperation shall include reasonable access to and transfer of related records and use by the new Servicer of all licenses (or the obtaining of new licenses), hardware or software necessary or desirable to collect the Pool Receivables and the Related Security. (c) UGI acknowledges that, in making their decision to execute and deliver this Agreement, the Administrator and the Issuer have relied on UGI’s agreement to act as Servicer hereunder. Accordingly, UGI agrees that it will not voluntarily resign as Servicer. (d) The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator and the Issuer shall have the right to look solely to the Servicer for performance, and (iv) the terms of any agreement with any

29 773007378 01917304 Assignment will reduce the Purchased Interest of any Issuer and such Purchased Interest shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrator has sold Capital (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrator may be equitably subrogated, the Administrator shall be contractually subrogated to all the rights and interests of the applicable Issuer or Indemnified Party under the Transaction Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”). (e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Seller or any other or the Servicer, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrator from the Seller or the Servicer for the purpose of making such Erroneous Payment; provided that this Section 4.7 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the obligations relative to the amount (and/or timing for payment) of the obligations that would have been payable had such Erroneous Payment not been made by the Administrator. For the avoidance of doubt, the foregoing proviso shall not derogate from any obligations (including indemnification obligations) of the Seller set forth in any other Section of this Agreement with respect to any Erroneous Payment or otherwise. (f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrator for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. (g) Each party’s obligations, agreements and waivers under this Section 4.7 shall survive the resignation or replacement of the Administrator, the termination of the Purchased Interests and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Transaction Document. Section 4.8 Conforming Changes Relating to Daily 1M SOFR and the Term SOFR RateConforming Changes Relating to BSBY. With respect to Daily 1M SOFR and the BSBY ScreenTerm SOFR Rate, the Administrator will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document; provided that, with respect to any such amendment effected, the Administrator shall provide notice to the Seller and the IssuersIssuer of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective. Section 4.9 Structuring Agent. Each of the parties hereto hereby acknowledges and agrees that the Structuring Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, other than the Structuring Agent’s right to receive

30 773007378 01917304 fees pursuant to Section 1.5. Each Issuer acknowledges that it has not relied, and will not rely, on the Structuring Agent in deciding to enter into this Agreement and to take, or omit to take, any action under any Transaction Document. ARTICLE V. MISCELLANEOUS Section 5.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing signed by the Administrator, and, in the case of any amendment, by the other parties thereto; and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Issuer or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. Section 5.2 Notices, Etc. (a) All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, via nationally recognized courier or by facsimile, to the intended party at the mailing address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if personally delivered, when received, (ii) if sent by certified mail three (3) Business Days after having been deposited in the mail, postage prepaid, (iii) if via nationally recognized courier for delivery the next Business Day, and (iv) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means (and shall be followed by a hard copy sent by first class mail). Section 5.3 Assignability. (a) This Agreement and the Issuer’s rights and obligations herein (including ownership of the Purchased Interest or an interest therein) shall be assignable, in whole or in part, by the Issuer and its successors and assigns with the prior written consent of the Seller; provided, however, that such consent shall not be unreasonably withheld; and provided further, that no such consent shall be required if the assignment is made to any Affiliate of PNC (other than a director or officer of PNC) or any Person that is administered by PNC or any Affiliate of PNC. Each assignor may, in connection with the assignment, disclose to the applicable assignee (that shall have agreed to be bound by Section 5.6) any information relating to the Servicer, the Seller or the Pool Receivables furnished to such assignor by or on behalf of the Servicer, the Seller, the Issuer or the Administrator. The Administrator shall give prior written notice of any assignment of the Issuer’s rights and obligations (including ownership of the Purchased Interest to any Person). (b) [Reserved]. (c) This Agreement and the rights and obligations of the Administrator hereunder shall be assignable, in whole or in part, by the Administrator and its successors and assigns; provided, that unless: (i) such assignment is to an Affiliate of PNC, (ii) it becomes unlawful for PNC to

32 773007378 01917304 this Agreement, the other Transaction Documents and the other documents and agreements to be delivered hereunder (and all reasonable costs and expenses in connection with any amendment, waiver or modification of any thereof), including: (i) Attorney Costs for the Administrator, the Issuer and their respective Affiliates and agents with respect thereto and with respect to advising the Administrator, the Issuer and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents, and (ii) all reasonable costs and expenses (including Attorney Costs), if any, of the Administrator, the Issuer and their respective Affiliates and agents in connection with the enforcement of this Agreement and the other Transaction Documents. (b) In addition, the Seller shall pay on demand any and all stamp and other similar taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. Section 5.5 [Reserved]. .. Section 5.6 Confidentiality. Unless otherwise required by applicable law, each of the Seller and the Servicer agrees to maintain the confidentiality of the terms of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement may be disclosed to: (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrator, and (b) the Seller’s legal counsel and auditors if they agree to hold it confidential. Unless otherwise required by applicable law, each of the Administrator and the Issuer agrees to maintain the confidentiality of non-public information regarding UGI and its Subsidiaries and Affiliates; provided, that such information may be disclosed to: (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to UGI, (ii) legal counsel and auditors of the Issuer or the Administrator if they agree to hold it confidential, (iii) any nationally recognized statistical rating organization and (iv) any regulatory authorities having jurisdiction over PNC or the Issuer. Section 5.7 GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FEDERAL COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE

S-4 773007378 01917304 Receivables Purchase Agreement (UGI) PNC CAPITAL MARKETS LLC, as Structuring Agent By: Name: Title: Address: PNC Bank, National Association Three PNC Plaza 225 Fifth Avenue Pittsburgh, PA 15222-2707 Attention: Robyn Reeher Telephone: (412) 768-3090 Facsimile: (412) 762-9184

I-1 773007378 01917304 EXHIBIT I DEFINITIONS As used in the Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement. “Administration Account” means the account (account number [******], ABA number [******]) of the Issuer maintained at the office of PNC at [******], or such other account as may be so designated in writing by the Administrator to the Servicer. “Administrator” has the meaning set forth in the preamble to the Agreement. “Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrator. “Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of, or assigned to, the Issuer or the Administrator (for the benefit of the Issuer) shall not constitute an Adverse Claim. “Affected Person” has the meaning set forth in Section 1.7 of the Agreement. “Affiliate” means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, with respect to the Issuer, Affiliate shall mean the holder(s) of its capital stock. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 51% or more of the securities having ordinary voting power for the election of directors or managers of such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise. “Affiliate Collections” means proceeds of accounts receivable of any of the following Persons: Pennant Midstream, LLC, a Delaware limited liability company; UGI Appalachia, LLC, a Delaware limited liability company; UGI Gibraltar Gathering, LLC, a Delaware limited liability company; UGI Moraine East Gathering, LLC, a Delaware limited liability company; and UGI Texas Creek, LLC, a Delaware limited liability company. “Aggregate Capital” means, at any time, the aggregate outstanding Capital of the Issuer at such time. “Agreement” has the meaning set forth in the preamble to the Agreement.

I-2 773007378 01917304 “Alternate Rate” for any Settlement Period for any Portion of Capital of the Purchased Interest means an interest rate per annum equal to: (a) the Daily BSBY Floating Rate unless such Issuer and the Seller agree in writing to use the BSBY Rate with respect to such Issuer’s Capital; provided, that the Alternate Rate applicable to any BSBY Tranche funded pursuant to a Purchase that occurs other than on a Settlement Date shall be the Daily BSBY Floating Rate for each day during the initial Settlement Period applicable to such BSBY Tranche from the date such Purchase is made pursuant to Section 1.2 until the next occurring Settlement Date, or (b) if the BSBY Rate is unavailable as described in Section 1.9, the Base Rate for such Settlement Period; provided, however, that the “Alternate Rate” for any day while a Termination Event exists shall be an interest rate equal to 3.00% per annum above the Base Rate in effect on such day. “Anti-Corruption Laws” means the United Statesshall mean (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the UKU.K. Bribery Act 2010, as amended; and (c) any other similar anti-corruption laws or regulations applicable to the Seller, Servicer or any of their respective Subsidiaries.applicable Law relating to anti-bribery or anti-corruption in any jurisdiction in which any Seller-Related Party is located or doing business. “Anti-Terrorism Law” means any law in force or hereinafter enacted related to terrorism or money laundering, including the Bank Secrecy Act, 31 U.S.C. § 5311 et seq., as amended by Title III of the USA PATRIOT Act. “Anti-Money Laundering Laws” shall mean the USA PATRIOT Act, the Bank Secrecy Act, the Money Laundering Regulations 2017, as amended, the Terrorist Asset-Freezing etc. Act 2010, the U.K. Proceeds of Crime Act 2002, and any other applicable Law relating to anti-money laundering and countering the financing of terrorism in any jurisdiction in which any Seller-Related Party is located or doing business. “Approved Billing Program” means any consolidated billing or similar agreement between a Purchasing Utility and the Originator pursuant to which the Originator may from time to time sell and/or assign receivables, which agreement has been approved in writing by the Administrator; provided, that if (i) the Originator delivers to the Administrator in writing and in accordance with Section 5.2 a copy of such an agreement (or a substantially final draft thereof) with a request that it be approved as an “Approved Billing Program” and (ii) the Administrator does not, on or prior to the date that is ten (10) Business Days following such delivery, notify the Originator or the Servicer that the Administrator is withholding such approval, the Administrator shall be deemed to have approved such agreement as an “Approved Billing Program” in accordance with this definition. Without limiting the generality of the foregoing, each of the following agreements shall be an Approved Billing Program: (x) that certain Consolidated Utility Billing Service and Assignment Agreement, contemplated to be entered into between Consolidated Edison Company of New York, Inc. and the Originator, containing terms and conditions in form and substance substantially similar to those set forth in the draft of such agreement previously delivered by the Originator to the Administrator on April 7, 2009 and (y) that certain Third Party Supplier Customer Account Services Master Service Agreement, dated November 6, 2008, by and between Public Service Electric and Gas Company and the Originator, a copy of which was delivered by the Originator to the Administrator on April 20, 2009.

I-3 773007378 01917304 “Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel. “Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time. “Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all timesrate of interest equal to the highest of: (a) (i) the the rate of interest in effect for such day as publicly announced from time to time by PNC in Pittsburgh, Pennsylvania as its “prime rate.” Such “prime rate” is set by PNC based upon various factors, including PNC’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate; (b) 0.50% per annum above the latest Overnight Bank Funding Rate; and (c) , plus 0.50%, (ii) the Prime Rate, and (iii) Daily Simple SOFR, plus 1.00% per annum above the Daily BSBY Floating Rate, so long as the Daily BSBY Floating RateSimple SOFR is offered, ascertainable and not unlawful; provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs. Notwithstanding anything to the contrary contained herein, in the case of any event specified in Section 1.9(a) or Section 1.9(b), to the extent any such determination affects the calculation of Base Rate, the definition hereof shall be calculated without reference to clause (iii) above until the circumstances giving rise to such event no longer exist. “Base Rate Capital” means, at any time, any Capital on which Discount accrues by reference to the Base Rate. “Bloomberg” means Bloomberg Index Services Limited (or a successor administrator of the BSBY Screen Rate). “Blocked Property” shall mean any property: (a) owned, directly or indirectly, by a Sanctioned Person; (b) due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) located in a Sanctioned Jurisdiction; or (e) that otherwise could cause any actual or possible violation by the Issuer or Administrator of any applicable International Trade Law if the Issuer or Administrator were to obtain a lien upon such property, or provide services in consideration of such property. “Benefit Plan” means any employee benefit pension plan as defined in Section 3(2) of ERISA in respect of which the Seller, the Originator, UGI or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA. “Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.

I-4 773007378 01917304 “Billing Program Receivable” means a Receivable described in clause (i) of the definition of the term “Receivable”, which is sold and/or assigned by the Originator to a Purchasing Utility from time to time pursuant to an Approved Billing Program. “BSBY Floor” means a rate of interest equal to zero basis points (0.00%). “BSBY Rate” means, with respect to any Settlement Period, the rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, at the Administrator’s discretion, to the nearest 1/100th of 1%) (a) the BSBY Screen Rate two (2) Business Days prior to the first day of such Settlement Period and having a term comparable to such Settlement Period; provided that if the rate is not published on such determination date, then the rate per annum for purposes of this clause (a) shall be the BSBY Screen Rate on the first Business Day immediately prior thereto so long as such first preceding Business Day is not more than three (3) Business Days prior to such determination date, by (b) a number equal to 1.00 minus the BSBY Reserve Percentage; provided, further, that if the BSBY Rate, determined as provided above, would be less than the BSBY Floor, then the BSBY Rate shall be deemed to be the BSBY Floor. The BSBY Rate shall be adjusted with respect to any Capital to which the BSBY Rate applies that is outstanding on the effective date of any change in the BSBY Reserve Percentage as of such effective date and the Administrator shall give prompt notice to the Seller of the BSBY Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. “BSBY Reserve Percentage” shall mean, as of any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to BSBY Screen Rate funding. “BSBY Screen Rate” means the Bloomberg Short-Term Bank Yield Index rate administered by Bloomberg and published by Bloomberg (or such other commercially available source providing such quotations as may be designated by the Administrator from time to time). “BSBY Tranche” means any Capital (or portion thereof) accruing Discount at the BSBY Rate. “Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania (or, if otherwise, the lending officeLending Office of the Administrator); provided that, for purposes of any direct or indirect calculation or determination of the BSBY Screen Rate, or when used in connection with any interest rate settings, fundings, disbursements, settlements, payments, or other dealings with respect to, SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

I-5 773007378 01917304 “Capital” means the amount paid to the Seller in respect of the Purchased Interest by the Issuer pursuant to the Agreement, or such amount divided or combined in order to determine the Discount applicable to any Portion of Capital, in each case reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.4(d) of the Agreement; provided, that if such Capital shall have been reduced by any distribution, and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made. “Capital Tranche” means specified portions of Capital outstanding as follows: (a) all Capital (or portions thereof) for which the applicable Yield Rate is determined by reference to Daily 1M SOFR shall constitute one Capital Tranche and (b) all Capital (or portions thereof) for which the applicable Yield Rate is determined by reference to Base Rate shall constitute one Capital Tranche, and (c) all Capital for which the applicable Yield Rate is determined by reference to the Term SOFR Rate with the same Settlement Period shall constitute one Capital Tranche. “Change in Control” means that (a) with respect to the Seller, UGI ceases to own, directly or indirectly, 100% of the capital stock of the Seller free and clear of all Adverse Claims, (b) with respect to UGI, UGI Enterprises, Inc. shall cease to own 51% or more of the shares of outstanding voting stock of UGI on a fully diluted basis. “Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law, or in the administration, implementation, interpretation, or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued, promulgated or implemented. “Closing Date” means November 30, 2001. “Collections” means, with respect to any Pool Receivable: (a) all funds that are received by the Originator, UGI, the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all amounts deemed to have been received pursuant to Section 1.4(e) of the Agreement and (c) all other proceeds of such Pool Receivable.

I-6 773007378 01917304 “Commitment” means, with respect to the Issuer, the maximum aggregate amount of Capital which such Person is obligated to lend or pay hereunder, as set forth on Schedule V, as such Commitment is thereafter assigned or modified. If the context so requires, “Commitment” also refers to an Issuer’s obligation to make purchases hereunder in accordance with this Agreement. “Company Note” has the meaning set forth in the Purchase and Sale Agreement. “Compliance Authority” shall mean (a) the United States government or any agency or political subdivision thereof, including, without limitation, the U.S. Department of State, the U.S. Department of Commerce, the U.S. Department of the Treasury and its Office of Foreign Assets Control, and the U.S. Customs and Border Protection agency; (b) the government of Canada or any agency thereof; (c) the European Union or any agency thereof; (d) the government of the United Kingdom or any agency thereof; (e) the United Nations Security Council; and (f) any other Governmental Authority with jurisdiction to administer Anti-Corruption Laws, Anti-Money Laundering Laws or International Trade Laws with respect to the conduct of a Covered Entity. “Concentration Percentage” means for any: (a) Group A Obligor, 16.00%, (b) Group B Obligor, 12.00%, (c) Group C Obligor, 8.00% and (d) Group D Obligor, 5.00%. “Concentration Reserve Percentage” means, at any time, the largest of: (a) the sum of five largest Group D Obligor Percentages, (b) the sum of the three largest Group C Obligor Percentages, (c) the sum of two largest Group B Obligor Percentages and (d) the largest Group A Obligor Percentage. “Conforming Changes” means, with respect to Daily 1M SOFR, the BSBY ScreenTerm SOFR Rate or any Benchmark Replacement in relation thereto, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Settlement Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of Discount, timing of Purchase Notices or investment requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrator decides (in consultation with the Seller) may be appropriate to reflect the adoption and implementation of Daily 1M SOFR, the BSBY ScreenTerm SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Administrator in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for the administration of Daily 1M SOFR, the BSBY ScreenTerm SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the Administrator decides (in consultation with the Seller) is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents). “Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or

I-7 773007378 01917304 that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable. “Contributed Receivables” has the meaning set forth in Section 2.2 of the Purchase and Sale Agreement. “Covered Entity” means (a) the Seller, the Servicereach Seller-Related Party and each Originatorof its respective Subsidiaries, and (b) each Person that, directly or indirectly, is in control ofcontrols a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise. “Credit Agreement” means that certain Credit Agreement, dated on or about August 26, 2010, among UGI, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, PNC Bank, National Association, Wells Fargo Bank, National Association, and certain other parties, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time. “Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of the Originator in effect on the date of the Agreement and described in Schedule I to the Agreement, as modified in compliance with the Agreement. “Cut-off Date” has the meaning set forth in the Purchase and Sale Agreement. “Daily BSBY Floating Rate1M SOFR” means, for any day, the rate per annum determined by the Administrator by dividing (the resulting quotient (rounded upwards, at the Administrator’s discretion, to the nearest 1/100th of 1%) (a)equal to the BSBY ScreenTerm SOFR Reference Rate for such day for a one (1) month period, by (b) a number equal to 1.00 minus the BSBY Reserve Percentageas published by the Term SOFR Administrator; provided, that if the Daily BSBY Floating Rate1M SOFR, determined as provided above, would be less than the BSBYSOFR Floor, then the Daily BSBY Floating Rate1M SOFR shall be deemed to be the BSBYSOFR Floor. TheSuch rate of interest will be adjusted automatically as of each Business Day based on changes in the Daily BSBY Floating Rate1M SOFR without notice to the Seller. “Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrator (rounded upwards, at the Administrator’s discretion, to the nearest 1/100th of 1%) equal to SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the

I-8 773007378 01917304 Federal Reserve Bank of New York, at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time. If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Seller, effective on the date of any such change. “Days’ Sales Outstanding” means, for any calendar month, an amount (expressed as a number of days) computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month divided by (b) (i) the aggregate credit sales made by the Originator during the three calendar months ended on the last day of such calendar month divided by (ii) 90. “Debt” means: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases that shall have been or should be, in accordance with GAAP, recorded as capital leases, and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d). “Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month, by (b) the aggregate credit sales made by the Originator during the month that is five calendar months before such month. The Outstanding Balance of any Defaulted Receivable shall be determined without regard to any credit memos or credit balances. “Defaulted Receivable” means a Receivable: (a) as to which any payment, or part thereof, remains unpaid for more than 120 days but less than 151 days from the original due date for such payment, or

I-9 773007378 01917304 (b) without duplication (i) as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon with respect thereto, or (ii) that has been written off the Seller’s books as uncollectible. “Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by, (b) the aggregate Outstanding Balance of all Pool Receivables (excluding Delinquent Receivables that have a stated maturity which is more than 60 days after the original invoice date of such Receivable) on such day. “Delinquent Receivable” means any portion of a Receivable as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment. The Outstanding Balance of any Delinquent Receivable shall be determined without regard to any credit memos or credit balances and shall exclude Delinquent Receivables that have a stated maturity which is more than 60 days after the original invoice date of such Receivable. “Dilution Horizon” means, for any calendar month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such calendar month of: (a) the aggregate credit sales made by the Originator during the most recent calendar month and 50% of the next most recent calendar month’s credit sales to (b) the Net Receivables Pool Balance at the last day of the most recent calendar month. “Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate amount of payments required to be made by the Seller pursuant to Section 1.4(e)(i) of the Agreement during such calendar month, by (b) the aggregate credit sales made by the Originator during the month that is one calendar month before such month. “Dilution Reserve” means, on any date, an amount equal to: (a) the Capital at the close of business of the Servicer on such date multiplied by (b) (i) the Dilution Reserve Percentage on such date, divided by (ii) 100% minus the Dilution Reserve Percentage on such date. “Dilution Reserve Percentage” means on any date, the product of (i) the Dilution Horizon multiplied by (ii) the sum of (x) 2.25 times the average of the Dilution Ratios for the twelve most recent calendar months and (y) the Spike Factor. “Discount” means: for the Portion of Capital for any Settlement Period: ARYR x C x ED/Year + TF where:

I-10 773007378 01917304 ARYR = the AlternateYield Rate for the Portion of Capital for such Settlement Period, C = the Portion of Capital during such Settlement Period, ED = the actual number of days during such Settlement Period, TF = the Termination Fee, if any, for the Portion of Capital for such Settlement Period, and Year = if such Portion of Capital is funded based upon: (i) the BSBYTerm SOFR Reference Rate, 360 days, and (ii) the Base Rate, 365 or 366 days, as applicable; provided, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided further, that Discount for the Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason. “Eligible Receivable” means, at any time, a Pool Receivable: (a) the Obligor of which is (i) (A) a United States resident and (B) not a Sanctioned Person, (ii) not a government or a governmental subdivision, affiliate or agency, provided, however, if the Obligor of such Receivable is a government or a governmental subdivision, affiliate or agency, such Receivable shall satisfy the requirements of this clause (a)(ii) if the sum of the Outstanding Balance of such Receivable and the aggregate Outstanding Balance of all other Eligible Receivables of Obligors who are governments or governmental subdivisions, affiliates or agencies does not exceed seven and one-half percent (7.5%) of the Outstanding Balance of all Receivables then in the Receivables Pool, (iii) not subject to any action of the type described in paragraph (f) of Exhibit V to the Agreement, (iv) not an Affiliate of UGI; provided, however, if the Obligor of such Receivable is either UGI Utilities, Inc., UGI Penn Natural Gas, Inc. or UGI Central Penn Gas, Inc. (provided that UGI Penn Natural Gas, Inc. and UGI Central Penn Gas, Inc. are wholly-owned subsidiaries of UGI Utilities, Inc.), such Receivable shall satisfy the requirements of this clause (a)(iv) if the sum of the Outstanding Balance of such Receivable and the aggregate Outstanding Balance of all other Eligible Receivables of the Obligors of which are UGI Utilities, Inc., UGI Penn Natural Gas, Inc. and/or UGI Central Penn Gas, Inc. does not exceed $17,500,000, and (v) not a Reseller, provided, however, if the Obligor of such Receivable is a Reseller, such Receivable shall satisfy the requirements of this clause (a)(v) if the sum of the Outstanding Balance of such Receivable and the aggregate Outstanding Balance of all other Eligible Receivables of Obligors who are Resellers does not exceed $2,000,000, (b) that is denominated and payable only in U.S. dollars in the United States, (c) that does not have a stated maturity which is more than 45 days after the original invoice date of such Receivable; provided, however, that up to 10% of the

I-12 773007378 01917304 (n) for which neither the Originator thereof, the Seller nor the Servicer has established any offset arrangements with the related Obligor, (o) of an Obligor as to which Defaulted Receivables of such Obligor do not exceed 50.0% of the Outstanding Balance of all such Obligor’s Receivables; provided, however, that amounts owing from Cooperative Industries Inc. that are more than 90 days from the original invoice date as of the Closing Date and that are being paid in accordance with a negotiated payment schedule shall not be considered Defaulted Receivables for purposes of this clause (o), and (p) that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof. “Eligible Unbilled Receivable” means, at any time, any Receivables as to which the invoice or bill with respect thereto has not yet been sent to the Obligor thereof if (a) the related Originator has recognized the related revenue on its financial books and records under GAAP; and (b) not more than 30 days have expired since such Receivable arose. “Embargoed Property” means any property; (a) beneficially owned, directly or indirectly, by a Sanctioned Person; (b) that is due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) that is located in a Sanctioned Jurisdiction; or (e) that otherwise would cause any actual or possible violation by the Issuer or Administrator of any applicable Anti-Terrorism Law or Sanctions Laws if the Issuer were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections. “ERISA Affiliate” means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Seller, the Originator or UGI, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Seller, the Originator or UGI, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Seller, the Originator, any corporation described in clause (a) or any trade or business described in clause (b). “Erroneous Payment” has the meaning assigned to it in Section 4.7(a). “Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 4.7(d). “Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 4.7(d).

I-13 773007378 01917304 “Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 4.7(d). “Excess Concentration” means, at any time, without duplication, the sum of: (i) the sum of the amounts by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds an amount equal to: (a) the applicable Concentration Percentage for such Obligor, multiplied by (b) the Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus (ii) the amount by which the aggregate Outstanding Balance of all Eligible Receivables that are Eligible Unbilled Receivables exceeds 60% of the Outstanding Balance of all Eligible Receivables then in the Receivables Pool. “Facility Termination Date” means the earliest to occur of: (a) October 1817, 20242025, (b) the date determined pursuant to Section 2.2 of the Agreement and (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b) of the Agreement. “Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions. “Fees” shall have the meaning set forth in Section 1.5 of the Agreement. “Fee Letter” has the meaning set forth in Section 1.5 of the Agreement. “GAAP” means the generally accepted accounting principles and practices in the United States, consistently applied. “Government Official” shall mean any officer, employee, official, representative, or any Person acting for or on behalf of any Governmental Authority, government-owned or government-controlled association, organization, business, or enterprise, or public international organization, any political party or official thereof and any candidate for political office. “Governmental Authority” means any nation orshall mean the government, any state or other of the United States of America or of any other nation, or of any political subdivision thereof, anywhether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank (or similar monetary or regulatory authority) thereof, any body orother entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, (including any court, and any Person owned or controlled, through stock or capital ownership or otherwise, bysupra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing). “Group A Obligor” means any Obligor with a short-term rating of at least: (a) “A-1” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “A+” or better by Standard & Poor’s on its long-term senior unsecured and

I-15 773007378 01917304 “Independent Director” has the meaning set forth in paragraph 3(c) of Exhibit IV to the Agreement. “Information Package” means a report, in substantially the form of either Annex A-1 (in the case of an Information Package delivered in connection with a Settlement Date) or Annex A-2 (in the case of an Information Package delivered at any other time) to the Agreement, furnished to the Administrator pursuant to the Agreement. “Insolvency Proceeding” means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors of a Person, or composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code. “International Trade Laws” shall mean all Laws relating to economic and financial sanctions, trade embargoes, export controls, customs and anti-boycott measures. “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections. “Issuer” has the meaning set forth in the preamble to the Agreement. “Issuer’s Share” of any amount means such amount multiplied by the Purchased Interest at the time of determination. “Law” shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award, or any settlement arrangement, by agreement, consent or otherwise, of any Governmental Authority, foreign or domestic. “Lending Office” means, as to the Administrator or any Issuer, the office or offices of such Person described as such in such Issuer’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Issuer and the Administrator. “LCR Security” means any commercial paper or security (other than the Company Notes and other equity securities issued to UGI or any Originator that is a consolidated subsidiary of UGI under GAAP) within the meaning of Paragraph __.32(e)(1)(viii) of the final rules titled Liquidity Coverage Ratio: Liquidity Risk Measurement Standards, 79 Fed. Reg. 197, 61440 et seq. (October 10, 2014). “Lock-Box Account” means an account in the name of the Seller and maintained by the Seller at a bank or other financial institution for the purpose of receiving Collections.

I-16 773007378 01917304 “Lock-Box Agreement” means an agreement, in form and substance satisfactory to the Administrator, among the Seller, the Originator, the Servicer, the Administrator, the Issuer and a Lock-Box Bank. “Lock-Box Bank” means any of the banks or other financial institutions holding one or more Lock-Box Accounts. “Loss Reserve” means, on any date, an amount equal to: (a) the Capital at the close of business of the Servicer on such date multiplied by (b)(i) the Loss Reserve Percentage on such date divided by (ii) 100% minus the Loss Reserve Percentage on such date. “Loss Reserve Percentage” means, on any date, the product of (i) 2.25 times (ii) the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months times (iii) (A) the aggregate credit sales made by the Originator during the four most recent calendar months, divided by (B) the Net Receivables Pool Balance as of such date. “Material Adverse Effect” means, relative to any Person with respect to any event or circumstance, a material adverse effect on: (a) the assets, operations, business or financial condition of such Person, (b) the ability of any of such Person to perform its obligations under the Agreement or any other Transaction Document to which it is a party, (c) the validity or enforceability of any other Transaction Document, or the validity, enforceability or collectibility of a material portion of the Pool Receivables, or (d) the status, perfection, enforceability or priority of the Issuer’s or the Seller’s interest in the Pool Assets. “Moody’s” means Moody’s Investors Service, Inc. “Month” means, with respect to a Settlement Period for a BSBY Tranche, the interval between the days in consecutive calendar months numerically corresponding to the first day of such Settlement Period. If any Settlement Period for a BSBY Tranche begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Settlement Period is to end, the final Month of such Settlement Period shall be deemed to end on the last Business Day of such final month. “Net Receivables Pool Balance” means, at any time: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus (b) the Excess Concentration. “Non-Seasonal Period” means the period beginning on and after May 1, 2025. “Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

I-17 773007378 01917304 “Originator” has the meaning set forth in the Purchase and Sale Agreement. “Originator Assignment Certificate” means the assignment, in substantially the form of Exhibit C to the Purchase and Sale Agreement, evidencing Seller’s ownership of the Receivables generated by the Originator, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Purchase and Sale Agreement. “Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof. “Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrator for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrator at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than 0.00%, then such rate shall be deemed to be 0.00%. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Seller. “Payment Date” has the meaning set forth in Section 2.2 of the Purchase and Sale Agreement. “Payment Recipient” has the meaning set forth in Section 4.7(a) of this Agreement. “Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof. “PNC” has the meaning set forth in the preamble to the Agreement. “Pool Assets” has the meaning set forth in Section 1.2(d) of the Agreement. “Pool Receivable” means a Receivable in the Receivables Pool. “Portion of Capital” means any separate portion of Capital being funded or maintained by the Issuer (or its successors or permitted assigns) by reference to a particular interest rate basis. In addition, at any time when the Capital of the Purchased Interest is not divided into two or more such portions, “Portion of Capital” means 100% of the Capital. “Prime Rate” means the interest rate per annum announced from time to time by the Administrator at its main offices in Pittsburgh, Pennsylvania as its then prime rate, which rate may not be the lowest or most favorable rate then being charged to commercial borrowers or

I-18 773007378 01917304 others by the Administrator and may not be tied to any external rate of interest or index. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced. “Purchase and Sale Agreement” means the Purchase and Sale Agreement, dated as of even date herewith, between the Seller and UGI, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time. “Purchase and Sale Indemnified Amounts” has the meaning set forth in Section 9.1 of the Purchase and Sale Agreement. “Purchase and Sale Indemnified Party” has the meaning set forth in Section 9.1 of the Purchase and Sale Agreement. “Purchase and Sale Termination Date” has the meaning set forth in Section 1.4 of the Purchase and Sale Agreement. “Purchase and Sale Termination Event” has the meaning set forth in Section 8.1 of the Purchase and Sale Agreement. “Purchase Facility” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement. “Purchase Limit” means (i) at any time on or after October 20, 2023 and prior to but excluding May 1, 2024, $200,000,000 and (ii) at any time on and after May 1, 2024, $100,000,000, in each case,, as of any date of determination, the aggregate Commitment of the Issuer at such time, as such amount may be subsequently reduced pursuant to Section 1.1(b) of the Agreement or increased pursuant to Section 1.1c of the Agreement; provided, that any such reduction or increase of the Purchase Limit then in effect pursuant to clauses (i) or (ii) above, as applicable,, shall automatically and permanently reduce or increase, as applicable, the amount of the Purchase Limit set forth in such other clauses above in the same proportion as the percentage of the reduction or increase, as applicable, of the Purchase Limit then in effect. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Capital. “Purchase Notice” has the meaning set forth in Section 1.2(a) of the Agreement. “Purchase Price” has the meaning set forth in Section 2.1 of the Purchase and Sale Agreement. “Purchase Report” has the meaning set forth in Section 2.1 of the Purchase and Sale Agreement. “Purchased Interest” means, at any time, the undivided percentage ownership interest in: (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto, and

(d) all of the Seller's and the Originator thereof's rights, interests and claims under the Contracts and all guaranties, indemnities, insurance, letters of credit and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise.

"Reportable Compliance Event" ~~means~~shall mean that: (a) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty by, or enters into a settlement with, a Governmental Authority in connection with any Anti-Corruption Law, ~~Sanctions~~Anti-Money Laundering Law or ~~Anti-Terrorism~~International Trade Law, or any predicate crime to any ~~Anti-Terrorism Law, or the Seller or the Servicer~~Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of ~~such Covered Entity's~~its operations represents a violation of any ~~Anti-Terrorism~~Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (b) any Covered Entity engages in a transaction that has caused or ~~may~~would cause ~~the Issuer or~~any Person hereunder (including the Administrator, any Issuer, and any underwriter, advisor, investor, or otherwise) to be in violation of any ~~Sanctions Law or Anti-Terrorism Laws~~Anti-Corruption Law or International Trade Law, including a Covered Entity's use of any proceeds of the purchases hereunder to directly or indirectly fund any activities or business of, with, or for the benefit of any Person that is a Sanctioned Person, or to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction; (c) any Pool Assets ~~becomes Embargoed~~qualifies as Blocked Property; or (d) ~~the Seller or the Servicer~~any Covered Entity otherwise violates, or ~~the Seller or the Servicer~~ reasonably believes that it will violate, any of the Anti-Corruption Law-specific or International Trade Law-specific representations ~~or covenant set forth in paragraphs 1(w), 1(x), 2(p) and 2(q) of Exhibit III and 1(r) and 2(l) of Exhibit IV to the Agreement~~and covenants herein.

"Repurchase Price" has the meaning set forth in Section 5.14 of the Agreement.

"Reserve Floor" means, at any time: (a) the aggregate Capital at such time multiplied by (b) (i) the Reserve Floor Percentage, divided by (ii) 100%, minus the Reserve Floor Percentage.

"Reserve Floor Percentage" means, at any time, the sum (expressed as a percentage) of (a) Concentration Reserve Percentage plus (b) the product of (i) the average Dilution Ratios for the twelve most recent calendar months and (ii) the Dilution Horizon.

"Reseller" means an Obligor that purchases product from the Originator and for which the Originator acts as billing and collection agent with respect to such Obligor's resale of the product.

"Restricted Payment" has the meaning set forth in paragraph 1(n) of Exhibit IV to the Agreement.

773007378 01917304

I-20

I-21 773007378 01917304 “Sanctioned Person” means (a) a Person that is the subject of sanctions administered by OFAC or the U.S. Department of State (“State”), including by virtue of being (i) named on OFAC’s list of “Specially Designated Nationals and Blocked Persons”; (ii) organized under the laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; (iii) owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by OFAC; (b) a Person that is the subject of sanctions maintained by the European Union (“E.U.”), including by virtue of being named on the E.U.’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” or other, similar lists; (c) a Person that is the subject of sanctions maintained by the United Kingdom (“U.K.”), including by virtue of being named on the “Consolidated List Of Financial Sanctions Targets in the U.K.” or other, similar lists; or (d) a Person that is the subject of sanctions imposed by any Governmental Authority of a jurisdiction whose laws apply to this Agreement. “Sanctioned Jurisdiction” meansshall mean, at any time, a country, area, territory, or regionjurisdiction that is the subject or target of comprehensive country-wide or territory-wideU.S. sanctions administered by OFAC (at the time of the Agreement, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine). “Sanctions Laws” means any law in force or hereinafter enacted related to economic sanctions, including the International Emergency Economic Powers Act, 50 U.S.C. 1701, et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339B. “Sanctioned Person” shall mean any Person that is (a) located in, organized under the laws of, or ordinarily resident in a Sanctioned Jurisdiction; (b) identified on any sanctions-related list maintained by any Compliance Authority; or (c) owned 50% or more, in the aggregate, directly or indirectly by, controlled by, or acting for, on behalf of or at the direction of, one or more Persons described in the foregoing clauses (a) or (b). “Seasonal Commitment Change Date” has the meaning specified in Section 2.02(h). “Seasonal Commitment Change Request” means a letter in substantially the form of Annex D hereto. “Seasonal Period” means the period from and including October 18, 2024, to but excluding May 1, 2025. “Seller” has the meaning set forth in the preamble to the Agreement. “Seller-Related Party” means each of the Seller, the Servicer, the Originators and any other Affiliate of the Seller from time to time party to any Transaction Document. “Seller’s Share” of any amount means the greater of: (a) $0 and (b) such amount minus the Issuer’s Share. “Servicer” has the meaning set forth in the preamble to the Agreement.

I-22 773007378 01917304 “Servicing Fee” shall mean the fee referred to in Section 4.6 of the Agreement. “Servicing Fee Rate” shall mean the rate referred to in Section 4.6 of the Agreement. “Settlement Date” means with respect to any Portion of Capital for any Settlement Period, (i) prior to the Facility Termination Date, the third Wednesday of each calendar month (or the next succeeding Business Day if such day is not a Business Day) beginning with December 19, 2001 and (ii) on and after the Facility Termination Date, each day selected from time to time by the Administrator (it being understood that the Administrator may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the date specified in clause (i) above. “Settlement Period” means: (a) before the Facility Termination Date: (i) initially the period commencing on the date of the initial purchase pursuant to Section 1.2 of the Agreement (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the next Settlement Date, and (ii) thereafter, each period commencing on such Settlement Date and ending on (but not including) the next Settlement Date, and (b) on and after the Facility Termination Date: such period (including a period of one day) as shall be selected from time to time by the Administrator or, in the absence of any such selection, each period of 30 days from the last day of the preceding Settlement Period. “SOFR” means, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Adjustment” means ten basis points (0.10%). “SOFR Floor” means a rate of interest per annum equal to zero basis points (0.00%). “Solvent” means, with respect to any Person at any time, a condition under which: (i) the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time; (ii) the fair value and present fair saleable value of such Person’s assets is greater than the amount that will be required to pay such Person’s probable liability on its existing debts as they become absolute and matured (“debts,” for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent); (iii) such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and (iv) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

I-23 773007378 01917304 For purposes of this definition: (A) the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability; (B) the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value; (C) the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to Purchase such asset under ordinary selling conditions; and (D) the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm’s-length transaction in an existing and not theoretical market. “Spike Factor” means, for any calendar month, (a) the positive difference, if any, between: (i) the highest Dilution Ratio for any calendar month during the twelve most recent calendar months and (ii) the arithmetic average of the Dilution Ratios for such twelve months times (b) (i) the highest Dilution Ratio for any calendar month during the twelve most recent calendar months divided by (ii) the arithmetic average of the Dilution Ratios for such twelve months. “Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. “Structuring Agent” has the meaning set forth in the preamble to the Agreement. “Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person. “Tangible Net Worth” means, with respect to any Person, the tangible net worth of such Person as adjusted to eliminate the impact of any charges related to SFAS 133 and as determined in accordance with GAAP. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrator in its reasonable discretion).

I-24 773007378 01917304 “Term SOFR Rate” means, with respect to any amount for which the Term SOFR Reference Rate applies, for any day in any Settlement Period, the interest rate per annum determined by the Administrator (rounded upwards, at the Administrator’s discretion, to the nearest 1/100th of 1%) equal to the Term SOFR Reference Rate for a term of one month, as such rate is published by the Term SOFR Administrator, on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Settlement Period, as such rate is published by the Term SOFR Administrator. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor. “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Termination Day” means: (a) each day on which the conditions set forth in Section 2 of Exhibit II to the Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date. “Termination Event” has the meaning specified in Exhibit V to the Agreement. “Termination Fee” means, for any Settlement Period during which a Termination Day occurs, the amount, if any, by which: (a) the additional Discount (calculated without taking into account any Termination Fee or any shortened duration of such Settlement Period pursuant to the definition thereof) that would have accrued during such Settlement Period on the reductions of Capital relating to such Settlement Period had such reductions not been made, exceeds (b) the income, if any, received by the Issuer from investing the proceeds of such reductions of Capital, as determined by the Administrator, which determination shall be binding and conclusive for all purposes, absent manifest error. “Total Reserves” means, at any time the greater of (a) the sum of (i) the Yield Reserve, (ii) the Loss Reserve, and (iii) the Dilution Reserve and (b) the Reserve Floor. “Transaction Documents” means the Agreement, the Lock-Box Agreements, the Fee Letter, the Purchase and Sale Agreement and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with any of the foregoing, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement. “Turnover Rate” means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the Outstanding Balance of all Pool Receivables as of the last day of such calendar month divided by (b)(i) the aggregate credit sales made by the Originator during the three calendar months ended on or before the last day of such calendar month divided by (ii) 3.

I-25 773007378 01917304 “U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction. “UGI” has the meaning set forth in the preamble to the Agreement. “Unadjusted Benchmark Replacement” has the meaning set forth in in Section 1.9(d)(vi) of this Agreement. “Unmatured Purchase and Sale Termination Event” means any event which, with the giving of notice or lapse of time, or both, would become a Purchase and Sale Termination Event. “Unmatured Termination Event” means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event. “Weekly Settlement Date” means each Wednesday of each week (or the next succeeding Business Day if such day is not a Business Day), beginning December 5, 2001. “Yield Rate” means, subject to Sections 1.5 and 1.9, for any day in any Settlement Period for any Capital (or portion thereof): (a) if no Termination Event is then continuing and the Administrator has not elected (in its sole discretion) for the discount rate for such Capital (or all Capital) to be determined pursuant to clause (b) below, the sum of (i) either (x) if the Seller has elected for such Capital to accrue discount by reference to the Term SOFR Rate during such Settlement Period in accordance with Section 1.5(d)(i), the Term SOFR Rate for such Settlement Period, or (y) in any other case (including if no such election has been made), Daily 1M SOFR, plus (ii) the SOFR Adjustment; or (b) if a Termination Event is then continuing and the Administrator elects (in its sole discretion) for the discount or interest rate for such Capital (or all Capital) to be determined pursuant to this clause (b), the greater of (x) the sum of the Daily 1M SOFR plus the SOFR Adjustment, and (y) the Base Rate (in either case, plus any additional margin or spread imposed pursuant to Section 1.5(e)). For the avoidance of doubt, any election by the Administrator pursuant to clause (b) above shall have immediate effect, and if any Capital is converted to, or deemed to be, a Base Rate Capital pursuant to the terms hereof, the Yield Rate for such Capital shall be the Base Rate as in effect from time to time (plus any additional margin or spread imposed pursuant to Section 1.5(e)).

III-3 773007378 01917304 (o) The Seller has accounted for each sale of undivided percentage ownership interests in Receivables in its books and financial statements as sales, consistent with GAAP. (p) The Seller has complied in all material respects with the Credit and Collection Policies of the Originator with regard to each Receivable originated by the Originator. (q) The Seller has complied in all material respects with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents that are applicable to it. (r) The Seller’s complete corporate name is set forth in the preamble to the Agreement, and it does not use and has not during the last six years used any other corporate name, trade name, doing-business name or fictitious name, except as set forth on Schedule III to the Agreement and except for names first used after the date of the Agreement and set forth in a notice delivered to the Administrator pursuant to Section 1(l)(v) of Exhibit IV to the Agreement. (s) The Seller is not an “investment company,” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended. In addition, the Seller is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder (the “Volcker Rule”). In determining that Seller is not a “covered fund” under the Volcker Rule, Seller is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5)(A) or (B) of the Investment Company Act of 1940, as amended. (t) With respect to each Receivable transferred to the Seller under the Purchase and Sale Agreement, Seller has given reasonably equivalent value to the Originator thereof in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by the Originator of any Receivable under the Purchase and Sale Agreement is or may be voidable under any section of the Bankruptcy Code. (u) Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). (v) Since its most recent fiscal year end, there has been no change in the business, operations, financial condition, properties or assets of the Seller which would have a Material Adverse Effect on its ability to perform its obligations under the Agreement or any other Transaction Document to which it is a party or materially and adversely affect the transactions contemplated under the Agreement or such other Transaction Documents. (w) No: (i) Covered Entity nor any employees, officers, directors, or, to the Seller’s knowledge, affiliates, consultants, brokers or agents acting on a Covered Entity’s behalf in connection with this Agreement: (x) is a Sanctioned Person; (y) to the Seller’s knowledge, directly, or indirectly through any third party, is engaged in any transactions or other dealings

III-4 773007378 01917304 with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, or any transactions or other dealings that otherwise are prohibited by any Anti-Terrorism Laws or Sanctions Laws; (ii) Pool Asset is Embargoed Property. (w) Each Covered Entity, and its directors, officers, employees and to the knowledge of any Seller-Related Party, any agent, or affiliate acting on behalf of such Covered Entity: (a) is not a Sanctioned Person; (b) does not do any business in or with, or derive any of its operating income from direct or indirect investments in or transactions involving, any Sanctioned Jurisdiction or Sanctioned Person; and (c) is not in violation of, and has not, during the past five (5) years, directly or indirectly, taken any act that could cause any Covered Entity to be in violation of, applicable International Trade Laws. No Covered Entity nor any of its directors, officers, employees, or, to the knowledge of any Seller-Related Party, its agents or affiliates acting on behalf of such Covered Entity has, during the past five (5) years, received any notice or communication from any Person that alleges, or has been involved in an internal investigation involving any allegations relating to, potential violation of any International Trade Laws, or has received a request for information from any Governmental Authority regarding International Trade Law matters. Each Covered Entity has instituted and maintains policies and procedures reasonably designed to ensure compliance with applicable International Trade Laws. The Seller represents and warrants that there is no Blocked Property pledged as Pool Assets. (x) Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has, and shall ensure that each of its Subsidiaries has,, and its directors, officers and employees, and to the knowledge of any Seller-Related Party, any agent, or affiliate acting on behalf of such Covered Entity, is not in violation of, and has not, during the past five (5) years, directly or indirectly, taken any act that could cause any Covered Entity to be in violation of Anti-Corruption Laws, including any act in furtherance of an offer, payment, promise to pay, authorization, or ratification of payment, directly or indirectly, of any money or anything of value (including any gift, sample, rebate, travel, meal and lodging expense, entertainment, service, equipment, debt forgiveness, donation, grant or other thing of value, however characterized) to any Government Official or any other Person to secure any improper advantage or to obtain or retain business. No Covered Entity nor any of its directors, officers, employees, or, to the knowledge of any Seller-Related Party, its agents or affiliates acting on behalf of such Covered Entity has, during the past five (5) years, received any notice or communication from any Person that alleges, or has been involved in an internal investigation involving any allegations relating to, potential violation of any Anti-Corruption Laws, or has received a request for information from any Governmental Authority regarding Anti-Corruption Law matters. Each Covered Entity has instituted and maintains policies and procedures reasonably designed to promoteensure compliance with Anti-Corruption Laws and Sanctions Laws. (y) LCR Security. The Seller has not issued any LCR Securities, and the Seller is a consolidated subsidiary of UGI under GAAP. (z) As of October 26, 2018, the Seller is an entity that is organized under the laws of the United States or of any state and at least 51% of whose common stock or analogous equity interest is owned directly or indirectly by a company listed on the New York Stock Exchange or the American Stock Exchange or designated as a NASDAQ National Market Security listed on

III-7 773007378 01917304 (p) No: (i) Covered Entity nor any employees, officers, directors, or, to UGI’s knowledge, affiliates, consultants, brokers or agents acting on a Covered Entity’s behalf in connection with this Agreement: (x) is a Sanctioned Person; (y) to UGI’s knowledge, directly, or indirectly through any third party, is engaged in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, or any transactions or other dealings that otherwise are prohibited by any Anti-Terrorism Laws or Sanctions Laws; (ii) Pool Asset is Embargoed Property. (p) Each Covered Entity, and its directors, officers, employees and to the knowledge of any Seller-Related Party, any agent, or affiliate acting on behalf of such Covered Entity: (a) is not a Sanctioned Person; (b) does not do any business in or with, or derive any of its operating income from direct or indirect investments in or transactions involving, any Sanctioned Jurisdiction or Sanctioned Person; and (c) is not in violation of, and has not, during the past five (5) years, directly or indirectly, taken any act that could cause any Covered Entity to be in violation of, applicable International Trade Laws. No Covered Entity nor any of its directors, officers, employees, or, to the knowledge of any Seller-Related Party, its agents or affiliates acting on behalf of such Covered Entity has, during the past five (5) years, received any notice or communication from any Person that alleges, or has been involved in an internal investigation involving any allegations relating to, potential violation of any International Trade Laws, or has received a request for information from any Governmental Authority regarding International Trade Law matters. Each Covered Entity has instituted and maintains policies and procedures reasonably designed to ensure compliance with applicable International Trade Laws. UGI represents and warrants that there is no Blocked Property pledged as Pool Assets. (q) Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has, and shall ensure that each of its Subsidiaries has,, and its directors, officers and employees, and to the knowledge of any Seller-Related Party, any agent, or affiliate acting on behalf of such Covered Entity, is not in violation of, and has not, during the past five (5) years, directly or indirectly, taken any act that could cause any Covered Entity to be in violation of Anti-Corruption Laws, including any act in furtherance of an offer, payment, promise to pay, authorization, or ratification of payment, directly or indirectly, of any money or anything of value (including any gift, sample, rebate, travel, meal and lodging expense, entertainment, service, equipment, debt forgiveness, donation, grant or other thing of value, however characterized) to any Government Official or any other Person to secure any improper advantage or to obtain or retain business. No Covered Entity nor any of its directors, officers, employees, or, to the knowledge of any Seller-Related Party, its agents or affiliates acting on behalf of such Covered Entity has, during the past five (5) years, received any notice or communication from any Person that alleges, or has been involved in an internal investigation involving any allegations relating to, potential violation of any Anti-Corruption Laws, or has received a request for information from any Governmental Authority regarding Anti-Corruption Law matters. Each Covered Entity has instituted and maintains policies and procedures reasonably designed to promoteensure compliance with Anti-Corruption Laws and Sanctions Laws.

IV-5 773007378 01917304 Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances) other than pursuant to this Agreement; or (iii) form any Subsidiary or make any investments in any other Person; provided, however, that the Seller shall be permitted to incur minimal obligations to the extent necessary for the day-to-day operations of the Seller (such as expenses for stationery, audits, maintenance of legal status, etc.). (p) Use of Seller’s Share of Collections. The Seller shall apply the Seller’s Share of Collections to make payments in the following order of priority: (i) the payment of its expenses (including all obligations payable to the Issuer and the Administrator under the Agreement and under the Fee Letter); and (ii) other legal and valid corporate purposes. (q) Tangible Net Worth. The Seller will not permit its Tangible Net Worth, at any time, to be less than $6,000,000. (r) Sanctions Laws and Anti-Terrorism Laws; Anti-Corruption Laws; Anti-Money Laundering Laws and International Trade Laws. (i) The Seller covenants and agrees that (A) it shall promptlyimmediately notify the Administrator and each Issuer in writing upon the occurrence of a Reportable Compliance Event, and (B)b) immediately provide substitute Pool Assets to the Administrator if, at any time, any Pool Asset becomes Embargoed Property, then, in addition to all other rights and remedies available to the Administrator and the Issuer, upon request by the Administrator or the Issuer, the Seller shall provide substitute Pool Assets acceptable to the Administrator and the Issuer that is not Embargoed Property. (ii) Blocked Property; and (c) The Seller shall conduct its business in compliance with allapplicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws and maintain in effect policies and procedures reasonably designed to promoteensure compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws by each Covered Entity and all officers, directors, employees, agents and Affiliates of such Covered Entity in connection with this Agreement. (ii) (iii) The Seller hereby covenants and agrees it will not do any of the following, nor permit its directors, officers, employees, agents or Affiliates in connection with this Agreement, nor permit any Seller-Related Party’s Subsidiaries, to: (a) become a Sanctioned Person; (b) directly, or indirectly through a third party, engage in any transactions or other dealingsprovide, use, or make available the proceeds of the Capital hereunder (i) to fund any activities or business of, with, or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the facilities to fund any operations in, finance any investments or activities in, or, make any payments to,Person that, at the time of such funding or facilitation, is a Sanctioned Person or, (ii) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction; (c) repay the facilities with Embargoed, (iii) in any manner that could result in a violation by any Person (including the Administrator, any Issuer, or any underwriter, advisor, investor or otherwise) of any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law or (iv) in violation of any applicable Law, including, without

IV-6 773007378 01917304 limitation, any applicable Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (c) repay any Capital with Blocked Property or funds derived from any unlawful activity; or (d) cause any Affected Person to violate any Sanctions Law or Anti-Terrorism Lawpermit any Pool Assets to become Blocked Property. (iv) The Seller hereby covenants and agrees that it will not, and will not permit any of its Subsidiaries to directly or indirectly, use the purchases or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws. (s) LCR Security. The Seller shall not issue any LCR Security. (t) Beneficial Ownership Rule. Promptly following any change that would result in a change to the status as an excluded Legal Entity Customer under the Beneficial Ownership Rule, the Seller shall execute and deliver to the Administrator and the Issuer a certification of the Seller as to its beneficial owner(s) complying with the Beneficial Ownership Rule, in form and substance reasonably acceptable to the Administrator and the Issuer., together such other information and documentation as may reasonably be requested by Administrator from time to time for purposes of compliance by Administrator or such Issuer with all applicable Anti-Corruption Laws and Anti-Money Laundering Laws (including all “know your customer” and other anti-money laundering rules and regulations), and any policy or procedure implemented by Administrator or such Issuer to comply therewith. 2. Covenants of the Servicer and UGI. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Issuer, the Administrator and any other Indemnified Party or Affected Person shall be paid in full: (a) Compliance with Laws, Etc. The Servicer and, to the extent that it ceases to be the Servicer, UGI shall comply (and shall cause the Originator to comply) in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its organizational existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules, regulations or orders or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not have a Material Adverse Effect. (b) Offices, Records and Books of Account, Etc. The Servicer and, to the extent that it ceases to be the Servicer, UGI, shall keep (and shall cause the Originator to keep) its principal place of business and chief executive office (as such terms or similar terms are used in the applicable UCC) and the office where it keeps its records concerning the Receivables at the address of the Servicer set forth under its name on the signature page to the Agreement or, upon at least 30 days’ prior written notice of a proposed change to the Administrator, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Issuer in the Receivables and related items (including the Pool Assets) have been taken and completed. The Servicer and, to the extent that it ceases to be the Servicer, UGI, also will (and will cause the Originator to) maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and

IV-10 773007378 01917304 (x) such other information respecting the Receivables or the condition or operations, financial or otherwise, of UGI or any of its Affiliates as the Administrator may from time to time reasonably request. (k) Net Worth. At any time of determination, the net worth (as adjusted to eliminate the impact of any charges related to SFAS 133) of the Servicer shall not be less than the lesser of (a) $93,000,000 or (b) $93,000,000 less an amount equal to the sum of all dividends paid by the Servicer from June 30, 2004 through such time; provided, however, that at no time shall the net worth (as adjusted above) of the Servicer (as reduced by all such dividends paid during the period referred to above) be less than $40,000,000. (l) Sanction Laws and Anti-Terrorism Laws; Anti-Corruption Laws; Anti-Money Laundering Laws and International Trade Laws. (i) The Servicer covenants and agrees that (A) it shall promptlyimmediately notify the Administrator and each Issuer in writing upon the occurrence of a Reportable Compliance Event. (ii) , (b) immediately provide substitute Pool Assets to the Administrator if, at any time, any Pool Asset becomes Blocked Property; and (c) The Servicer shall conduct its business in compliance with allapplicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws and maintain in effect policies and procedures reasonably designed to promoteensure compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws by each Covered Entity and all officers, directors, employees, agents and Affiliates of such Covered Entity in connection with this Agreement. (ii) (iii) The Servicer hereby covenants and agrees it will not do any of the following, nor permit its directors, officers, employees, agents or Affiliates in connection with this Agreement, nor permit any Seller-Related Party’s Subsidiaries, to: (a) become a Sanctioned Person; (b) directly, or indirectly through a third party, engage in any transactions or other dealingsprovide, use, or make available the proceeds of the Capital hereunder (i) to fund any activities or business of, with, or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the facilities to fund any operations in, finance any investments or activities in, or, make any payments to,Person that, at the time of such funding or facilitation, is a Sanctioned Person or, (ii) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction; (c) repay the facilities with Embargoed, (iii) in any manner that could result in a violation by any Person (including the Administrator, or any underwriter, advisor, investor or otherwise) of any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law or (iv) in violation of any applicable Law, including, without limitation, any applicable Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (c) repay any Capital with Blocked Property or funds derived from any unlawful activity; or (d) cause any Affected Person to violate any Sanctions Law or Anti-Terrorism Lawpermit any Pool Assets to become Blocked Property.

IV-11 773007378 01917304 (iv) The Servicer hereby covenants and agrees that it will not, and will not permit any of its Subsidiaries to directly or indirectly, use the purchases or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws. 3. Separate Existence. Each of the Seller and UGI hereby acknowledges that the Issuer and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller’s identity as a legal entity separate from UGI and its Affiliates. Therefore, from and after the date hereof, each of the Seller and UGI shall take all steps specifically required by the Agreement or reasonably required by the Administrator to continue the Seller’s identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of UGI and any other Person, and is not a division of UGI, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and UGI shall take such actions as shall be required in order that: (a) The Seller will be a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to: (i) purchasing or otherwise acquiring from the Originator (or its Affiliates), owning, holding, granting security interests or selling interests in Pool Assets (or other receivables originated by the Originator or its Affiliates, and certain related assets), (ii) entering into agreements for the selling and servicing of the Receivables Pool (or other receivables pools originated by the Originator or its Affiliates), and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities; (b) The Seller shall not engage in any business or activity, or incur any indebtedness or liability, other than as expressly permitted by the Transaction Documents; (c) Not less than one member of the Seller’s Board of Directors (the “Independent Director”) shall be an individual who is not a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate or supplier of UGI, or any of their Affiliates. The certificate of incorporation of the Seller shall provide that: (i) the Seller’s Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (ii) such provision cannot be amended without the prior written consent of the Independent Director; (d) The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, UGI or any Affiliate thereof; (e) Any employee, consultant or agent of the Seller will be compensated from the Seller’s funds for services provided to the Seller. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee;

V-3 773007378 01917304 Benefit Plan subject to Title IV of ERISA that has unfunded benefit liabilities so as to result in any material liability to the Seller or the Originator and such lien shall have been filed and not released within 10 days; (l) (i) one or more final and unappealable judgments for the payment of money shall be entered against the Seller or (ii) one or more final and unappealable judgments for the payment of money in an amount in excess of $20,000,000, individually or in the aggregate, shall be entered against the Servicer or the Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for sixty (60) consecutive days without a stay of execution; or (m) [RESERVED]the Seller or the Servicer shall breach Sections 1(l), 1(m), 2(p) or 2(q) of Exhibit III or Sections 1(r) or 2(l) of Exhibit IV; or (n) the “Purchase and Sale Termination Date” under and as defined in the Purchase and Sale Agreement shall occur under the Purchase and Sale Agreement or the Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to the Seller under the Purchase and Sale Agreement.

773007378 01917304 Schedule V-1 $75,000,000 Commitment during Seasonal Period Commitment during Non-Seasonal Period Party PNC Issuer Capacity $150,000,000 SCHEDULE V COMMITMENTS

Annex B-2 773007378 01917304 FORM OF PURCHASE NOTICE ________, [20__] PNC Bank, National Association Three PNC Plaza 225 Fifth Avenue Pittsburgh, PA 15222-2707 Ladies and Gentlemen: Reference is hereby made to the Receivables Purchase Agreement, dated as of November 30, 2001 (as heretofore amended or supplemented, the “Receivables Purchase Agreement”), among Energy Services Funding Corporation (“Seller”), UGI Energy Services, LLC, as Servicer and, PNC Bank, National Association, as issuer (the “Issuer”) and as administrator (the “Administrator”) and PNC Capital Markets LLC, as structuring agent (the “Structuring Agent”). Capitalized terms used in this Purchase Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement. This letter constitutes a Purchase Notice pursuant to Section 1.2(a) of the Receivables Purchase Agreement. Seller desires to sell pursuant to the Receivables Purchase Agreement an undivided variable percentage interest in a pool of receivables on [ , 20__], for a Purchase Price of $____________. Subsequent to this purchase, the aggregate outstanding Capital will be $___________. The pro forma calculation of the Purchased Interest after giving effect to the increase in Capital is [_______________]. Seller hereby represents and warrants as of the date hereof, and as of the date of purchase, as follows: (i) the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are correct in all respects on and as of such dates as though made on and as of such dates and shall be deemed to have been made (pursuant to paragraph 2(b) of Exhibit II of the Receivables Purchase Agreement) on such dates (except to the extent that such representations and warranties relate expressly to an earlier date, and in which case such representations and warranties shall be true and correct in all respects as of such earlier date); (ii) no Termination Event or Unmatured Termination Event has occurred and is continuing, or would result from such purchase; (iii) after giving effect to the purchase proposed hereby, the Purchased Interest will not exceed 100% and the Capital will not exceed the Purchase Limit; (iv) no Default Event shall have occurred and is continuing; and (v) the Facility Termination Date shall not have occurred.

Annex C-2 773007378 01917304 FORM OF PAYDOWN NOTICE ______________, _____ PNC Bank, National Association 225 Fifth Avenue Pittsburgh, New York 15222-2707 Attention: William Falcon Ladies and Gentlemen: Reference is hereby made to the Receivables Purchase Agreement, dated as of November 30, 2001 (as amended, supplemented or otherwise modified, the “Receivables Purchase Agreement”), among Energy Services Funding Corporation, as Seller, UGI Energy Services, LLC, as Servicer and, PNC Bank, National Association, as Issuer and as Administrator and PNC Capital Markets LLC, as Structuring Agent. Capitalized terms used in this paydown notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement. This letter constitutes a paydown notice pursuant to Section 1.4(f)(i) of the Receivables Purchase Agreement. The Seller desires to reduce the Capital on ____________, _____ 1 by the application of $___________ in cash to pay Capital and Discount to accrue through such date with respect to such Capital, together with all costs related to such reduction of Capital. 1 Notice must be given (i) at least one Business Day prior to the requested paydown date, in the case of reductions of greater than $1,000,000 and less than or equal to $3,000,000; (ii) at least two Business Days prior the requested paydown date, in the case of reductions of greater than $3,000,000 and less than or equal to $10,000,000; and (ii) at least five Business Days prior to the requested paydown date, in the case of reductions of greater than $10,000,000.

Annex D-1 773007378 01917304 ANNEX D Form of Seasonal Commitment Change Request [Letterhead of Seller] [Date] PNC Bank, National Association 225 Fifth Avenue Pittsburgh, New York 15222-2707 Attention: William Falcon Re: Seasonal Commitment Change Request Ladies and Gentlemen: Reference is hereby made to the Receivables Purchase Agreement, dated as of November 30, 2001 (as amended, supplemented or otherwise modified, the “Receivables Purchase Agreement”), among Energy Services Funding Corporation, as Seller, UGI Energy Services, LLC, as Servicer, PNC Bank, National Association, as Issuer and as Administrator and PNC Capital Markets LLC, as Structuring Agent. Capitalized terms used in this Seasonal Commitment Change Request and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement. This letter constitutes a Seasonal Commitment Change Request pursuant to Section 1.1(c) of the Receivables Purchase Agreement. The Seller hereby requests a modification in the Commitment of the Issuer during the [Seasonal Period][Non-Seasonal Period] to the amount set forth on Schedule I hereto with an effective date as of [____], 202[_] (the “Seasonal Commitment Change Date”). Each of the parties countersigning this Seasonal Commitment Change Request hereby consents to the modification in the Commitments during the [Seasonal Period][Non-Seasonal Period] to the amounts set forth on Schedule I hereto effective as of the Seasonal Commitment Change Date. The Seller and the Servicer hereby represent and warrant as of the date hereof, and after giving effect to such Commitment modifications, as follows: (a) the representations and warranties contained in Exhibit III or IV to the Agreement are true and correct in all material respects on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate expressly to an earlier date, and in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); (a) no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes a Termination Event or an Unmatured Termination Event; (b) the Purchased Interest will not exceed 100% and the Capital does not exceed the Purchase Limit;

Annex D-2 773007378 01917304 (c) the Issuer’s Commitment (i) for the Seasonal Period will not exceed $200,000,000 and (ii) for the Non-Seasonal Period will not exceed $125,000,000, in each case, after giving effect to such Commitment modifications; (d) the Issuer’s Commitment at all times exceeds $20,000,000 after giving effect to such Commitment modification; and (e) the Facility Termination Date shall not have occurred. THIS SEASONAL COMMITMENT CHANGE REQUEST, SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Seasonal Commitment Change Request may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

Annex D-3 773007378 01917304 IN WITNESS WHEREOF, the undersigned has executed this letter by its duly authorized officer as of the date first above written. Very truly yours, ENERGY SERVICES FUNDING CORPORATION, By: Name: Title: UGI ENERGY SERVICES, LLC, as the Servicer By: Name: Title:

Annex D-4 773007378 01917304 Accepted as of date first above written: PNC BANK, NATIONAL ASSOCIATION, as Administrator By: Name: Title: PNC BANK, NATIONAL ASSOCIATION, as Issuer By: Name: Title:

773007378 01917304 Annex D-5 [●] Commitment during Seasonal Period Commitment during Non-Seasonal Period Party PNC Issuer Capacity [●] SCHEDULE I TO SEASONAL COMMITMENT CHANGE REQUEST Commitments

TABLE OF CONTENTS i 773007378 01917304 ARTICLE I. AMOUNTS AND TERMS OF THE PURCHASES Section 1.1 Purchase Facility 1 Section 1.2 Making Purchases 12 Section 1.3 Purchased Interest Computation 23 Section 1.4 Settlement Procedures 3 Section 1.5 Yield and Fees 6 Section 1.6 Payments and Computations, Etc 68 Section 1.7 Increased Costs 68 Section 1.8 Requirements of Law 79 Section 1.9 BSBY Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting. 810 Section 1.10 SOFR Notification 16 Section 1.11 Indemnity for Funding Losses 16 ARTICLE II. REPRESENTATIONS AND WARRANTIES; COVENANTS; TERMINATION EVENTS Section 2.1 Representations and Warranties; Covenants 1517 Section 2.2 Termination Events 1517 ARTICLE III. INDEMNIFICATION Section 3.1 Indemnities by the Seller 1617 Section 3.2 Indemnities by the Servicer 1719 Section 3.3 Notice of Claims 1819 ARTICLE IV. ADMINISTRATION AND COLLECTIONS Section 4.1 Appointment of the Servicer 1819 Section 4.2 Duties of the Servicer 1920 Section 4.3 Lock-Box Arrangements 2021 Section 4.4 Enforcement Rights 2022 Section 4.5 Responsibilities of the Seller 2123 Section 4.6 Servicing Fee 2223 Section 4.7 Erroneous Payments 23 Section 4.8 Conforming Changes Relating to Daily 1M SOFR and the Term SOFR Rate 26 Section 4.9 Structuring Agent 26

ii 773007378 01917304 ARTICLE V. MISCELLANEOUS Section 5.1 Amendments, Etc 2426 Section 5.2 Notices, Etc 2526 Section 5.3 Assignability 2526 Section 5.4 Costs, Expenses and Taxes 2628 Section 5.5 [Reserved]. 2728 Section 5.6 Confidentiality 2728 Section 5.7 GOVERNING LAW AND JURISDICTION 2729 Section 5.8 Execution in Counterparts 2829 Section 5.9 Survival of Termination 2829 Section 5.10 WAIVER OF JURY TRIAL 2829 Section 5.11 Entire Agreement 2830 Section 5.12 Headings 2830 Section 5.13 Issuer’s, Administrator’s, Seller’s and Servicer’s Liabilities 2830 Section 5.14 Purchase Option 2830 EXHIBIT I Definitions EXHIBIT II Conditions of Purchases EXHIBIT III Representations and Warranties EXHIBIT IV Covenants EXHIBIT V Termination Events EXHIBIT VI Supplemental Perfection Representations, Warranties and Covenants SCHEDULE I Credit and Collection Policy SCHEDULE II Lock-Box Banks and Lock-Box Accounts SCHEDULE III Trade Names SCHEDULE IV Location of Records of Seller ANNEX A-1 Form of Information Package (Settlement Date) ANNEX A-2 Form of Information Package (Inter-Settlement Date) ANNEX B Form of Purchase Notice ANNEX C Form of Paydown Notice